Exhibit 4.17

REVOLVING CREDIT AGREEMENT

dated as of

October 16, 2014

Among

POSTMEDIA NETWORK INC.

as Borrower

and

POSTMEDIA NETWORK CANADA CORP.

as Holdings

and

THE OTHER LOAN PARTIES HERETO

and

THE LENDERS FROM TIME TO TIME PARTIES HERETO

as Lenders

and

THE BANK OF NOVA SCOTIA

as Administrative Agent, Collateral Agent, Lead Arranger, Joint Bookrunner and Lender

and

ROYAL BANK OF CANADA

as Joint Bookrunner and Lender

TABLE OF CONTENTS

ARTICLE I. THE CREDITS		1
1.1	Amounts and Terms of Commitments	1
1.2	Interest	2
1.3	Loan Accounts	3
1.4	Procedure for Revolving Credit Borrowing	4
1.5	Swingline Loans and Protective Advances	5
1.6	Letters of Credit	7
1.7	Funding of Borrowings	12
1.8	Interest Elections	13
1.9	Termination and Reduction of Commitments	14
1.10	Repayment of Loans; Evidence of Debt	15
1.11	Mandatory Prepayments of Loans	15
1.12	Fees	16
1.13	Payments by the Borrower	18
1.14	Payments by the Lenders to Agent; Settlement	18
1.15	Extension of Revolving Credit Maturity Date	21
1.16	Eligible Accounts	21

ARTICLE II. CONDITIONS PRECEDENT		22
2.1	Conditions of Initial Loans	22
2.2	Conditions to All Borrowings	27

ARTICLE III. REPRESENTATIONS AND WARRANTIES		28
3.1	Organization; Powers	28
3.2	Authorization; Enforceability	28
3.3	Governmental Approvals; No Conflicts	28
3.4	Financial Condition; No Material Adverse Effect	29
3.5	Litigation	29
3.6	Compliance with Laws	29
3.7	Taxes	30
3.8	Title to Real Property	30
3.9	Title to Personal Property	30
3.10	Pension Plans	30
3.11	Disclosure	32
3.12	Defaults	32
3.13	Insurance	32
3.14	Solvency	32
3.15	Environmental Matters	33
3.16	Employee Matters	33
3.17	Fiscal Year	34
3.18	Residency of Borrower for Tax Purposes	34
3.19	Full Disclosure	34

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3.20	Government Contracts	34
3.21	Eligible Accounts	34
3.22	Counter-Terrorism Regulations and Anti-Money Laundering	35
3.23	Security Agreement	35

ARTICLE IV. AFFIRMATIVE COVENANTS		36
4.1	Financial Statements	36
4.2	Certificates; Other Information	37
4.3	Notices	39
4.4	Preservation of Corporate Existence, Etc	40
4.5	Payment of Obligations	40
4.6	Maintenance of Property	40
4.7	Books and Records; Inspection Rights	40
4.8	Inspection Rights	41
4.9	Compliance with Laws	41
4.10	Use of Proceeds	41
4.11	Insurance	42
4.12	Additional Subsidiaries, Additional Liens	42
4.13	Environmental Matters	43
4.14	Field Examinations	44
4.15	Interest Coverage Ratio	44
4.16	Revised Interest Coverage Ratio Projection Calculation	44
4.17	Further Assurances	44
4.18	Control Agreements	45

ARTICLE V. NEGATIVE COVENANTS		45
5.1	Indebtedness	45
5.2	Liens	48
5.3	Fundamental Changes and Dispositions	48
5.4	Change in Nature of Business	49
5.5	Investments	50
5.6	Swap Contracts	52
5.7	Restricted Payments	52
5.8	Transactions with Affiliates	54
5.9	Holdings	54
5.10	Burdensome Agreements	54
5.11	Amendments of Organization Documents and Indebtedness Agreements	56
5.12	Pension Plan Compliance	56
5.13	Increase in Defined Benefit Plans	56
5.14	Capital Expenditure	56
5.15	Issuance of Shares	57
5.16	Changes in Accounting, Name or Jurisdiction of Organization	57
5.17	Counter-Terrorism Regulations Anti-Money Laundering	57
5.18	Hazardous Materials	57

ARTICLE VI. EVENTS OF DEFAULT		57
6.1	Events of Default	57

6.2	Remedies	61
6.3	Application of Funds	61
6.4	Rights Not Exclusive	62

ARTICLE VII. THE AGENTS		62
7.1	Appointment of Agents	62
7.2	Articles of CCQ not Applicable	63
7.3	Limitations of Duties of Agents	63
7.4	Lack of Reliance on the Agents	64
7.5	Certain Rights of the Agents	64
7.6	Reliance by Agents	65
7.7	Indemnification of Agents	65
7.8	The Agents in their Individual Capacities	65
7.9	May Treat Lender as Owner	65
7.10	Successor Agents	66
7.11	No Independent Legal Actions by Lenders	67
7.12	Quebec Security	68
7.13	Authorization for Intercreditor Agreement	69

ARTICLE VIII. MISCELLANEOUS		69
8.1	Notices	69
8.2	Waivers; Amendments; Release of Collateral	70
8.3	Expenses; Indemnity; Damage Waiver	73
8.4	Successors and Assigns	75
8.5	Survival	78
8.6	Counterparts; Integration; Effectiveness	78
8.7	Severability	79
8.8	Right of Set Off	79
8.9	Sharing of Payments etc	79
8.10	Governing Law; Jurisdiction; Consent to Service of Process	80
8.11	Waiver of Jury Trial	80
8.12	Headings	81
8.13	Confidentiality	81
8.14	Interpretation	81
8.15	No Third Parties Benefited	82
8.16	Entire Agreement; Release; Survival	82
8.17	Anti-Money Laundering Legislation	83
8.18	Actions in Concert	83

ARTICLE IX. TAXES, YIELD PROTECTION AND ILLEGALITY		84
9.1	Taxes	84
9.2	Increased Costs and Reduction of Return	85
9.3	Certificates of Lenders	86

ARTICLE X. INTERPRETATIVE PROVISIONS		86
10.1	Other Interpretive Provisions	86
10.2	Accounting Terms and Principles	87

10.3	Payments	87
10.4	Currency Matters	88
10.5	Judgment Currency	88

ANNEXES

Annex “A”	Definitions

SCHEDULES

Schedule 1.1	Revolving Loan Commitments
Schedule 2.1(q)	Interest Coverage Ratio Projection Calculation
Schedule 3.5	Litigation
Schedule 3.10	Pension Plans
Schedule 3.12	Defaults
Schedule 3.20	Government Contracts
Schedule 5.1	Indebtedness
Schedule 5.2	Liens

EXHIBITS

Exhibit “A”	Skate Acquisition
Exhibit 1.5(a)	Form of Notice of Borrowing
Exhibit 4.2(a)	Form of Compliance Certificate
Exhibit 4.2(d)	Form of Borrowing Base Certificate
Exhibit 8.4	Form of Assignment and Assumption

v

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT is dated as of October 16, 2014, and is entered into among Postmedia Network Inc., as Borrower, Postmedia Network Canada Corp., the other Loan Parties from time to time parties hereto, the Lenders from time to time parties hereto, as Lenders, The Bank of Nova Scotia, as Administrative Agent, Collateral Agent, Lead Arranger, Joint Bookrunner and Lender, Royal Bank of Canada, as Joint Bookrunner and Lender.

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow certain monies from the Lenders and the Lenders are prepared to lend such monies to the Borrower upon the terms and conditions herein contained;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE I.

THE CREDITS

1.1	Amounts and Terms of Commitments

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Loan Party contained herein, each Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Revolving Credit Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1 under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Each Revolving Loan shall be comprised entirely of Canadian Prime Loans or CDOR Rate Loans as the Borrower may request from time to time. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 1.5. Subject to the other terms and conditions hereof, amounts borrowed under this Section 1.1 may be repaid and reborrowed from time to time. The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

A.	the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, and

B.	the Aggregate Revolving Loan Commitment then in effect,

subject to the authority of the Administrative Agent, in its sole discretion, to make Protective Advances pursuant to Section 1.5.

1.2	Interest

(a) Subject to Subsections 1.2(c) and 1.2(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Canadian Prime Rate or the CDOR Rate, as the case may be, plus the Applicable Rate. Each determination of an interest rate by Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 365-day or 366-day year, as the case may be, in each case and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full.

(c) At the election of Administrative Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Subsections 6.1(a), 6.1(f), 6.1(g) or 6.1(h) exists), the Borrower shall, subject to the Interest Act (Canada), pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans under the Loan Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Rate then in effect for such Loans. All such interest shall be payable on demand of Administrative Agent or the Required Lenders.

(d) If any provision of this Agreement or of any of the other Loan Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Subsection 1.2(d), and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Any amount or rate of interest referred to in this Subsection 1.2(d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Revolving Credit Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

(e) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other period of time, respectively.

1.3	Loan Accounts

(a) Administrative Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Administrative Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or provide the basis for any claim against Agents.

(b) Administrative Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Subsection 1.3(b), shall establish and maintain at its Offices in Toronto, Ontario (or at such other address as Administrative Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Administrative Agent and each Lender, each of their obligations under this Agreement to participate in each Loan and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Sections 8.1 and 8.4), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause 1.3(a) above, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by Administrative Agent from the Borrower and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loans and Obligations are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.

(d) The Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender, for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Agents, such Lender during normal business hours and from time to time upon at least one Business Day’s prior notice. No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by Administrative Agent.

1.4	Procedure for Revolving Credit Borrowing

(a) Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable written notice delivered to Administrative Agent substantially in the form of a Notice of Borrowing, which notice must be received by Administrative Agent prior to 11:00 a.m., Toronto time, one (1) Business Day before the Borrowing date of each Canadian Prime Loan or CDOR Rate Loan, as the case may be. Such Notice of Borrowing shall specify:

(i) the amount of the Borrowing which shall be (x) in an aggregate minimum principal amount that is an integral multiple $500,000 for CDOR Rates Loan and (y) an aggregate amount that is an integral amount of $100,000 and not less than $500,000 for Canadian Prime Loans;

(ii) the requested Borrowing date, which shall be a Business Day;

(iii) whether the Borrowing is to be comprised of Canadian Prime Loans or CDOR Rate Loans; and

(iv) in the case of a CDOR Rate Loan, the initial Interest Period to be applicable thereto, which shall be contemplated in the definition of the term “Interest Period”.

(b) Upon receipt of a Notice of Borrowing, Administrative Agent will promptly notify each Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c) Unless Administrative Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by Administrative Agent either by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto or by credit to the Borrower’s account with the Administrative Agent as advised by the Borrower to the Administrative Agent in a Notice of Borrowing or otherwise.

1.5	Swingline Loans and Protective Advances

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the period from the Closing Date to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the Aggregate Credit Exposure exceeding the lesser of (x) $20,000,000 and (y) the Borrowing Base, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or by Adobe pdf file), not later than 12:00 noon, Toronto time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Subsection 1.6(e), by remittance to the relevant Issuing Bank), and in the case of repayment of another Loan or fees or expenses, by remittance to the Administrative Agent to be distributed to the Lenders by 3:00 p.m., Toronto time, on the requested date of such Swingline Loan.

(c) Subject to the limits, terms and conditions set forth herein, the Borrower may also borrow, repay and reborrow Swingline Loans at any time and from time to time by withdrawing and depositing funds into a specified account established by the Borrower with the Swingline Lender (the “Swingline Account”) such that if the balance in the Swingline Account is negative, the Borrower will have been deemed to have requested from the Administrative Agent, and the Swingline Lender will have been deemed to have advanced to the Borrower, a Swingline Loan equal to the negative balance of the Swingline Account (the “Overdraft Swingline Amount”) provided that at no time shall the Overadvance Swingline Amount exceed $1,000,000. The Borrower hereby represents and warrants that, upon making a Borrowing by way of Swingline Loan pursuant to this Section 1.5(c), all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date thereof, and will continue to be satisfied after giving effect thereto and to the application of the proceeds therefrom. The Borrower agrees to provide a completed Borrowing Notice within three (3) days after the date of any Swingline Loan made pursuant to this Section 1.5(c) to the extent that any such Swingline Loan is not repaid prior to the expiry of such three (3) day period.

(d) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., Toronto time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Commitment Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Commitment Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(e) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrower, on behalf of the Lenders, in amounts that exceed the Aggregate Availability (any such excess Revolving Loans are herein referred to collectively as “Protective Advances”), which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations of the Borrower, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses) and other sums payable under the Loan Documents, provided that no Protective Advance shall result in a Default due to the Borrower’s failure to comply with Section 1.1 for so long as such Protective Advance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Protective Advance. In addition, Protective Advances may be made even if the conditions precedent set forth in Section 2.2 have not been satisfied. All Protective Advances shall be Canadian Prime Loans. The authority of the Administrative Agent to make Protective Advances is limited to an aggregate amount not to exceed $3,000,000 at any time, no Protective Advance may remain outstanding for more than 30 days and no Protective Advance shall cause any Lender’s Revolving Credit Exposure to exceed its Revolving Loan Commitment, provided that the Required Lenders may at any time revoke the authorization of the Administrative Agent to make Protective Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(f) Upon the making of a Protective Advance by the Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Commitment Percentage of the Revolving Loan Commitment. The Administrative Agent may, at any time, require the Lenders to fund their participations in any Protective Advance. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Collateral Agent or the Administrative Agent, as applicable, shall promptly distribute to such Lender, such Lender’s Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Collateral Agent or the Administrative Agent, as applicable, in respect of such Protective Advance.

1.6	Letters of Credit

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of standby and documentary letters of credit denominated in Canadian Dollars by an Issuing Bank for their own account or for the account of any Subsidiary (provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each such Letter of Credit issued for the account of such Subsidiary) in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Closing Date to the Revolving Credit Maturity Date, under the Revolving Loan Commitments. For the avoidance of doubt, Letters of Credit issued hereunder shall constitute utilization under the Revolving Loan Commitments.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank of such Letter of Credit) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall not be later than the date that is 364 days after the date of issuance of such Letter of Credit), the amount of such Letter of Credit, the name of the account party (which shall be the Borrower or a Subsidiary and the Borrower as co-applicants), the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend, renew or extend such Letter of Credit. It is understood that the reinstatement of all or a portion of a Letter of Credit in accordance with the terms thereof following a drawing thereunder shall not constitute an amendment, renewal or extension of such Letter of Credit. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or any Subsidiary to, or entered into by the Borrower or any Subsidiary with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $5,000,000, and (ii) the Aggregate Credit Exposure shall not exceed the lesser of (x) the aggregate Revolving Loan Commitment and (y) the Borrowing Base.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), and without any further action on the part of any Issuing Bank or the Lenders, the relevant Issuing Bank hereby grants to each Lender (other than the relevant Issuing Bank), and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each relevant Issuing Bank, such Lender’s Commitment Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 1.6, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Loan Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., Toronto time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC

Disbursement prior to 10:00 a.m., Toronto time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Toronto time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Toronto time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 1.4 that such payment be financed with a Canadian Prime Borrowing under the Revolving Credit or Swingline Loan and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, and the Administrative Agent shall promptly pay to the relevant Issuing Bank, the amounts so received by it from the applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Canadian Prime Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Banks under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Persons, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrower to the extent of any direct damages (as opposed to consequential or special damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Banks’ failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Banks (as finally determined by a court of competent jurisdiction), the Issuing Banks shall be deemed to have exercised the requisite standard of care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Banks may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of their obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to, but excluding, the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Canadian Prime Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 1.6, then Section 1.2 shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 1.6 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. An Issuing Bank may be added, or an existing Issuing Bank may be replaced or terminated, under this Agreement at any time by written agreement among the Borrower, the Administrative Agent, the replaced or terminated Issuing Bank and the new or successor Issuing Bank, as applicable. The Administrative Agent shall notify the Lenders of any such addition, replacement or termination. At the time any such replacement or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the Issuing Bank being replaced or terminated. From and after the effective date of any such replacement or addition, the new or successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter. References herein to the term “Issuing Bank” shall be deemed to refer to each new Issuing Bank or to any previous Issuing Bank, or to such new Issuing Bank and all previous Issuing Banks, as the context shall require. After the replacement or termination of an Issuing Bank hereunder, the replaced or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such replacement or termination, but shall not be required (or permitted) to issue any new Letters of Credit or to renew or extend any such outstanding Letters of Credit.

(j) Cash Collateralization. If either (i) an Event of Default shall have occurred and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (ii) the Aggregate Credit Exposure exceeds the aggregate Revolving Loan Commitments, (iii) the Revolving Credit Maturity Date occurs and there are Letters of Credit outstanding, or (iv) any of the other provisions of this Agreement require cash collateralization, the Borrower shall deposit within one Business Day after notice from the Administrative Agent of the requirement thereof into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (as defined in the Securities Transfer Act (Ontario) or comparable legislation in any other province of Canada, as applicable), in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in immediately available funds in Canadian Dollars equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such amount shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraphs (e) or (f) of Section 6.1. Such deposits shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement and for the payment and performance of the Obligations, and for this purpose the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account, the LC Collateral Account shall be subject to a Deposit Account Control Agreement and the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the LC Collateral Account and in any “financial assets” (as defined in the Securities Transfer Act (Ontario) or comparable legislation in any other province of Canada, as applicable) or other property held therein. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys and financial assets in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other Obligations. The Administrative Agent shall cause all such cash collateral (to the extent not applied as aforesaid) to be returned to the Borrower within three (3) Business Days after (A) in the case of clause (i) above, the applicable Event of Default shall have been cured or waived (so long as no other Event of Default has occurred and is continuing at such time), (B) in the case of clause (ii) above, the Aggregate Credit Exposure ceases to exceed the aggregate Revolving Loan Commitments for five (5) consecutive Business Days, (C) in the case of clause (iii) above, the applicable Letters of Credit expire and/or are returned and cancelled, undrawn, or (D) in the case of clause (iv) above, such cash collateral shall no longer be required pursuant to the applicable provision hereof.

(k) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 1.6 no later than the Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on the first Business Day of each week, the activity for each day during the immediately preceding week in respect of Letters of Credit issued by it, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (B) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, whether such Letter of Credit is a trade, financial or performance Letter of Credit and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), and no Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit without first obtaining written confirmation from the Administrative Agent that such issuance, amendment, renewal or extension is then permitted by the terms of this Agreement, (C) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and (D) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

1.7	Funding of Borrowings

(a) Each Lender shall make each Loan to be made by it hereunder on the requested date thereof by wire transfer of immediately available funds by 1:00 p.m., Toronto time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Commitment Percentage; provided that, Swingline Loans shall be made as provided in Section 1.5. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account as may be specified in the Borrowing Notice; provided that Canadian Prime Rate Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Subsection 1.6(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agree (severally and not jointly) to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower, but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Administrative Agent’s cost of funds and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Canadian Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing

1.8	Interest Elections

(a) Each Borrowing initially shall be of the type specified in the applicable Notice of Borrowing and, in the case of a CDOR Rate Loan, shall have an initial Interest Period as specified in such Notice of Borrowing or as otherwise provided in Section 1.4. Thereafter, the Borrower may elect to convert such Borrowing to a different type of Borrowing or to continue such Borrowing and, in the case of a CDOR Rate Loan, may elect Interest Periods therefor, all as provided in this Section. Subject to the foregoing, the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated rateably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Borrowings of Swingline Loans or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section (an “Interest Election Request”), the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing request would be required under Section 1.4 if the Borrower was requesting a Revolving Loan of the type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written loan conversion notice.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 1.4:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting

Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Canadian Prime Loan or a CDOR Rate Loan; and

(iv) if the resulting Borrowing is a CDOR Rate Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a CDOR Rate Loan but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of 30 days for a CDOR Rate Borrowing.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a CDOR Rate Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Loan Borrowing may be converted to or continued as a CDOR Rate Loan and (ii) unless repaid, each CDOR Rate Loan shall be converted to a Canadian Prime Loan at the end of the Interest Period applicable thereto.

1.9	Termination and Reduction of Commitments

(a) Unless previously terminated, all Commitments shall terminate on the Revolving Credit Maturity Date.

(b) The Borrower may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of cash collateral for Letters of Credit as provided for in Section 1.6(j)), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c) The Borrower may from time to time reduce the Revolving Loan Commitments; provided, that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 1.10 or Section (b) of this Section 1.9, the Aggregate Credit Exposure would exceed the lesser of (x) the Aggregate Revolving Loan Commitments and (y) the Borrowing Base.

(d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments or the Revolving Loan Commitments under paragraphs (b) or (c) of this Section 1.9 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election, the aggregate amount of a reduction and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 1.9 shall be irrevocable. Any termination or reduction of the Commitments or Revolving Loan Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made pro rata among the Lenders in accordance with their respective Revolving Loan Commitments.

1.10	Repayment of Loans; Evidence of Debt

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to the Borrower on the Revolving Credit Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance made by it to the Borrower on the earliest of the Revolving Credit Maturity Date, the date that is 30 days after the making of such Protective Advance and demand by the Administrative Agent and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Borrower on the earlier of the Revolving Credit Maturity Date and the date that is the seventh day (or if such day is not a Business Day, the next succeeding Business Day) after such Swingline Loan is made, provided that on each date that a Revolving Loan is made by the Borrower, the Borrower shall repay all Swingline Loans then outstanding.

(b) During any Cash Dominion Period, on each Business Day, the Administrative Agent shall (i) apply all funds credited to the Collection Account as of 10:00 a.m., Toronto time, on such Business Day (in the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay Swingline Loans, third to prepay the Revolving Loans and fourth, to cash collateralize outstanding LC Exposure.

1.11	Mandatory Prepayments of Loans

(a) In the event and on such occasion that:

(i) the Revolving Credit Exposure of any Lender exceeds such Lender’s Revolving Loan Commitment; or

(ii) except for Protective Advances, the Aggregate Credit Exposure exceeds the lesser of (x) the Aggregate Revolving Loan Commitment, or (y) the Borrowing Base;

the Borrower shall promptly prepay the Revolving Loans and/or Swingline Loans (and/or provide cash collateral for LC Exposure as specified herein) in an aggregate amount equal to such excess. If the Borrower is required to provide (and has provided the required amount of) cash collateral pursuant to this Section 1.11(a) and such excess is subsequently reduced, cash collateral in an amount equal to the lesser of (x) any such reduction and (y) the amount of such cash collateral (to the extent not applied as set forth in Subsection 1.6(j)) shall be returned to the Borrower within five (5) Business Days after any such reduction.

(b) The Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile or by other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a CDOR Rate Loan or a Canadian Prime Rate Loan, not later than 2:00 p.m., Toronto time, one Business Day before the date of prepayment or (ii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., Toronto time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, set forth a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans or Protective Advances) the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Revolving Loan shall be applied pro rata to the Revolving Loans included in the prepaid Loan. Prepayments shall be accompanied by accrued interest.

1.12	Fees

(a) The Borrower agrees to pay on the Closing Date to the Administrative Agent for the account of each Lender an upfront fee in an amount equal to [REDACTED] [Commercially sensitive]% of the Revolving Loan Commitment of each such Lender. Such upfront fee shall be fully earned when paid and shall not be refundable for any reason whatsoever

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Availability Commitment of such Lender during the period from and including the Closing Date to but excluding the Revolving Credit Maturity Date. Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar month and on the Revolving Credit Maturity Date, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed. For the purpose of determining the Availability Commitment pursuant to this Section 1.12(b) the aggregate principal amount of Swingline Loans and Protective Advances then outstanding shall be deemed to be zero.

(c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to CDOR Rate Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the Revolving Credit Maturity Date and the date on which such Lender ceases to have any LC Exposure. All participation fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each January, April, July and October, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. All participation fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed.

(d) The Borrower agrees to pay to each Issuing Bank (i) a fronting fee equal to [REDACTED] [Commercially sensitive]% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the Revolving Credit Maturity Date and the date on which there ceases to be any LC Exposure under such Letters of Credit and (ii) such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder. All fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each January, April, July and October, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.

(e) The Borrower shall pay to the Administrative Agent for its own accounts fee in respect of the facility provided for herein in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

1.13	Payments by the Borrower

(a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, (i) be made to Administrative Agent (for the ratable account of the Persons entitled thereto) at the Payment Office (or such other address as Administrative Agent may from time to time specify in accordance with Section 8.1), and shall be made in Canadian Dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m., Toronto time, on the date due, or (ii) unless otherwise notified by the Borrower to the Administrative Agent, by debiting the Borrower’s operating account with the Administrative Agent. Any payment which is received by Administrative Agent later than 1:00 p.m., Toronto time, may in Administrative Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Borrower hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral. Borrower hereby authorizes Administrative Agent and each Lender to make a Revolving Loan (which shall be a Canadian Prime Loan to pay (i) interest, principal, agent fees, commitment fees, in each instance, on the date due, or (ii) after five (5) days’ prior notice to the Borrower, other fees, costs or expenses payable by Borrower hereunder or under the other Loan Documents.

(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Without limiting Section 10.5, if Administrative Agent receives any payment from or on behalf of the Borrower in any currency other than the currency in which the Obligation is denominated, Administrative Agent may convert the payment (including the proceeds of realization upon any Collateral) into the currency in which such Obligation is denominated at the rate of exchange (as such term is defined in Section 10.5).

1.14	Payments by the Lenders to Agent; Settlement

(a) Administrative Agent may, on behalf of Lenders, disburse funds to the Borrower for Loans requested. Each Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent, or if Administrative Agent so requests, each Lender will remit to Administrative Agent its Commitment Percentage of any Loan before Administrative Agent disburses same to the Borrower. If Administrative Agent elects to require that each Lender make funds available to Administrative Agent prior to disbursement by Administrative Agent to the Borrower, Administrative Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrower no later than 12:00 p.m., Toronto time, on the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Administrative Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account, as set forth on Administrative Agent’s signature page hereto, no later than 1:00 p.m., Toronto time, on such scheduled Borrowing date. Nothing in this subsection 1.14 or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.14, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Administrative Agent, any Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Within two (2) Business Day of receipt of the funds (each, a “Settlement Date”), Administrative Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments required to be made by it and funded all purchases of participations required to be funded by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent shall pay to each Lender such Lender’s Commitment Percentage of principal, interest and fees paid by the Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m., Toronto time, on the next Business Day following each Settlement Date. Administrative Agent shall be entitled to set off the funding shortfall against any Non-Funding Lender’s Commitment Percentage of all payments received from the Borrower and hold, in a non-interest bearing account, all payments received by Administrative Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Lender until the Obligations are paid in full in cash and all Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Administrative Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. Any amounts owing by a Non-Funding Lender to Administrative Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Canadian Prime Loans.

(c) Availability of Lender’s Commitment Percentage. Administrative Agent may assume that each Lender will make its Commitment Percentage of each Revolving Loan available to Administrative Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to Administrative Agent by such Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage forthwith upon Administrative Agent’s demand, Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to Administrative Agent. Nothing in this Subsection 1.14(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. Without limiting the provisions of Subsection 1.14(b), to the extent that Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender.

(d) Return of Payments.

(i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from the Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement or any other Loan Document must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Administrative Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Loan or any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan or fund the purchase of any such participation on such date, but neither Administrative Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 7.8) for any voting or consent rights under or with respect to any Loan Document. Moreover, for the purposes of determining Required Lenders the Loans and

Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(f) Procedures. Administrative Agent is hereby authorized by the Borrower and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.

1.15	Extension of Revolving Credit Maturity Date

The Borrower may, annually during the period between ninety (90) and sixty (60) days prior to each anniversary (each, a “Revolving Credit Anniversary”) of the date of this Agreement and so long as no Default or Event of Default exists, deliver a request to the Administrative Agent for an extension of the Revolving Credit Maturity Date to a date which is one year from and after the Revolving Credit Anniversary immediately following such request (the “Requested Revolving Credit Extension Date”). The request shall be accompanied by an updated budget for the Loan Parties for the upcoming Fiscal Year. Within thirty (30) days after delivery of any such request, each Lender shall notify the Administrative Agent in writing as to whether it agrees to such extension. If the Lenders agree to such extension, the Borrower shall be entitled to an extension of the Revolving Credit Maturity Date to the Requested Revolving Credit Extension Date. Within thirty-five (35) days after delivery of such request, the Administrative Agent shall advise the Borrower as to whether the Lenders have agreed to the extension, subject to final documentation. The extended Revolving Credit Maturity Date shall be binding upon only those Lenders that have provided their consent to the extension. If the Lenders have not consented to an extension requested by the Borrower, on the then current Revolving Credit Maturity Date all Loans and other amounts outstanding hereunder including principal, interest and fees shall be paid to the Administrative Agent, the amount of each Lenders’ L/C Exposure shall be deposited with the Administrative Agent in an interest bearing account to be held as collateral security in accordance with Section 1.6(j) for the Borrower’s Obligations to the Lenders in respect of Letters of Credit outstanding after the then current Revolving Credit Maturity Date and the Revolving Credit shall be cancelled. For greater certainty, any amounts deposited by way of collateral security for the Borrower’s Obligations in respect of a Letter of Credit outstanding after the then current Revolving Credit Maturity Date shall be returned to the Borrower as soon as reasonably possible after the term of such Letter of Credit expires or the amount thereof is reduced if and to the extent that the Lenders have not been called upon to make payment on the outstanding Letter of Credit. If all or any part of a Letter of Credit is drawn after the then current Revolving Credit Maturity Date, the Administrative Agent may apply the amounts held as collateral security in repayment of the Borrower’s obligations with respect to such Letter of Credit.

1.16	Eligible Accounts

All of the Accounts owned by any Loan Party and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificate delivered by the Borrower to Agents shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its Permitted Discretion in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.

ARTICLE II.

CONDITIONS PRECEDENT

2.1	Conditions of Initial Loans

The obligation of each Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied in a manner satisfactory to the Administrative Agent (or waived in accordance with Section 8.2):

(a) Loan Documents. The Administrative Agent (or its counsel) and each Lender shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of each party hereto, or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

(b) Legal Opinions. The Administrative Agent shall have received a favourable written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date) of Goodmans LLP, Ontario counsel to the Loan Parties, BCF LLP, Quebec counsel to the Loan Parties, covering matters relating to the Loan Parties, this Agreement, the other Loan Documents, or the Transactions as the Lenders shall reasonably request (together with copies of all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which counsel has relied). The Administrative Agent shall also have received favourable written opinions of such special and local counsel as may be required by the Administrative Agent (together with copies of all factual certificates and legal opinions delivered to such counsel in connection with such opinion upon which such counsel has relied). All opinions and certificates referred to in this Section 2.1(b) shall be addressed to the Administrative Agent, the Collateral Agent and the Lenders, be in form and substance reasonably satisfactory to each of them and dated the Closing Date.

(c) Corporate Certificates. The Administrative Agent shall have received:

(i) certified copies of the resolutions of the board of directors of each Loan Party, dated as of the Closing Date, and approving, as appropriate, the Loans, this Agreement and the other Loan Documents, and all other documents, if any, to which such Loan Party is a party and evidencing corporate authorization with respect to such documents; and

(ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Closing Date, and certifying (A) the name, title and true signature of each officer of such Person authorized to execute this Agreement and the other Loan Documents to which it is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement, including certifications required pursuant to Section 4.2 and any Notice of Borrowing, and (C) that attached thereto is a true and complete copy of the articles of incorporation and by-laws of such Loan Party, as amended to date, and a recent certificate of status, certificate of compliance, good standing certificate or analogous certificate.

(d) Closing Conditions Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set out in Subsections 2.2(a), 2.2(b), 2.2(c) (if there is a disbursement) 2.2(d), 2.2(e), 2.2(f) and 2.2(g).

(e) Fees. The Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all legal fees and other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) Insurance. The Agents shall have received a certificate of insurance coverage, dated not more than 30 days prior to the Closing Date, evidencing that the each Loan Party is carrying insurance in accordance with Section 4.11 hereof.

(g) Execution and Delivery of Documentation. Each Loan Party shall have duly authorized, executed and delivered all documents required hereunder that it is a party to, all in form and substance satisfactory to the Agents, acting reasonably, and all of the Security Documents shall have been registered in all offices in which, in the opinion of the Agents or their counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created thereby, and duplicate copies of such Security Documents bearing or accompanied by appropriate endorsements or certificates of registration shall have been delivered to the Administrative Agent. The Administrative Agent shall have received and be satisfied with the results of all personal property, pending litigation, judgment, bankruptcy, bulk sale, execution and other searches conducted by the Administrative Agent and its counsel with respect to each Loan Party in all jurisdictions selected by the Administrative Agent and its counsel.

(h) Security Documents. The Administrative Agent and the Collateral Agent shall have received, as security for all obligations of the Loan Parties under this Agreement and the other Loan Documents:

(i) a Guarantee executed by the Loan Parties (other than the Borrower);

(ii) the Security Agreement;

(iii) the Intellectual Property Short Form Security Agreements (as defined in the Security Agreement) required pursuant to the Security Agreement;

(iv) a blocked accounts agreement for each Loan Party in form and substance satisfactory to the Agents;

(v) an accession to the ABL Intercreditor Agreement;

(vi) a Mortgage from the Loan Parties in the principal sum of $600,000,000, executed and prepared in a form appropriate for registration, as determined by the Collateral Agent or its counsel acting reasonably, against each of the following:

(A)	any and all Real Estate of the Loan Parties located in the Province of British Columbia and as more particularly described in the Mortgage granted pursuant to this paragraph;

(B)	any and all Real Estate of the Loan Parties located in the Province of Alberta and as more particularly described in the Mortgage granted pursuant to this paragraph;

(C)	any and all Real Estate of the Loan Parties located in the Province of Saskatchewan and as more particularly described in the Mortgage granted pursuant to this paragraph;

(D)	any and all Real Estate of the Loan Parties located in the Province of Manitoba and as more particularly described in the Mortgage granted pursuant to this paragraph;

(E)	any and all Real Estate of the Loan Parties located in the Province of Ontario and as more particularly described in the Mortgage granted pursuant to this paragraph; and

(F)	any and all Real Estate of the Loan Parties located in the Province of Quebec and as more particularly described in the Mortgage granted pursuant to this paragraph;

(vii) a deed of hypothec and issue of bonds by the Borrower in favour of the Administrative Agent, as fondé de pouvoir (“Deed of Hypothec”), charging, inter alia, the immovable properties bearing civic address 7001 Saint-Jacques, Montreal, Quebec;

(viii) a bond in the principal amount of $24,000,000 issued by the Borrower under the Deed of Hypothec (the “Bond”);

(ix) a pledge of bond agreement by the Borrower in favour of the Pledgees (as defined therein) in respect of the Bond; and

(x) a delivery order with respect to the Bond by the Borrower to the Administrative Agent.

(i) Regulatory Approval, Consents, Waivers. The Agents and the Lenders shall be satisfied, acting reasonably, that all material Authorizations required in connection with the Transactions contemplated hereby have been obtained and are in full force and effect and that all consents and waivers required to consummate the Transactions have been obtained.

(j) Delivery of Financial Statements. The Agents and the Lenders shall have received (i) the audited consolidated balance sheets, statements of income and retained earnings and statements of changes in financial position of each Loan Party for the Fiscal Year ended 2013, (ii) the unaudited financial statements in respect of each Loan Party for the three month period ended May 2014, and (iii) projections of each Loan Party consolidated financial performance for the forthcoming 12-month period, on a quarterly basis.

(k) Payoff Letter. The Agents and the Lenders shall have received a payoff letter from the lenders under the Existing Credit Agreement satisfactory in form and substance to the Agents and the Lenders evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released.

(l) No Material Adverse Change. The Agents and the Lenders shall be satisfied that, since the date of each Loan Party’s last audited financial statements, there has not been a Material Adverse Change.

(m) Indebtedness. The Transactions contemplated in this Agreement and the other Loan Documents shall not have caused any event or condition to occur which has resulted, or which will result, in any Material Indebtedness becoming due prior to its scheduled maturity or that permits (with or without the giving of notice, the lapse of time, or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or which will result in the creation of any Liens under any Indebtedness.

(n) Equity Securities. The Collateral Agent shall have received, subject to the ABL Intercreditor Agreement, (i) the certificates, if any, representing the shares of Equity Securities pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o) Know Your Client. The Lenders shall have received all documentation and other information reasonably requested by the Administrative Agent within a reasonable period of time prior to the Closing Date and required under applicable “know your customer” and anti-money laundering rules and regulations.

(p) Title Policies. The Collateral Agent or its counsel shall have received policies of title insurance (or commitments to issue such policies each having the effect of a policy of title insurance) which shall, without limiting the generality of the following, (A) be in an amount equal to 105% of the fair market value of each Real Estate covered thereby, (B) be issued at commercially reasonable rates, (C) contain gap coverage in respect of any gap between the time of the issuance of the said policies or commitment(s) and the time any Mortgage is certified as registered by the applicable public records, (D) insure or commit to insure that the Mortgage insured thereby creates a valid and enforceable mortgage, charge, hypothec or deed of trust lien in the Real Estate described therein, free and clear of all defects and encumbrances, except for those liens and other encumbrances accepted by the Collateral Agent or its counsel, as listed under Schedule B of the policies to be provided pursuant to this Section 2.1(p), (E) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder, (F) contain such affirmative coverage and title endorsements as the Collateral Agent or its counsel shall reasonably request, and (G) be issued by a title insurer or title insurance agent which shall be reasonably acceptable to the Collateral Agent or its counsel, together with evidence satisfactory to the Collateral Agent or its counsel that all premiums in respect of such policies or commitments, all charges for mortgage recording tax and all related expenses, if any, have been paid;

(q) Interest Coverage Ratio Projection Calculation. The Administrative Agent shall have received from the Borrower the following (including the financial information used to prepare these projections) a copy of which is attached hereto as Schedule 2.1(q):

(i) a projection of the Interest Coverage Ratio calculated for (i) each of the next four Fiscal Quarters after the Closing Date, and (ii) the twelve (12) month period immediately preceding each such Fiscal Quarter, in each case, including the amount of Consolidated EBITDA and Consolidated Interest Charge used for purposes of each calculation;

(ii) a projection of the Adjusted Interest Coverage Ratio calculated for (i) each of the next four Fiscal Quarters after the Closing Date, and (ii) the twelve (12) month period immediately preceding each such Fiscal Quarter (the “Adjusted Interest Coverage Ratio Projections”), in each case , including the amount of the discounted Consolidated EBITDA used for purposes of each calculation and the Consolidated Interest Charge used for purposes of each calculation;

(r) Field Exam and Borrowing Base Certificate. The Collateral Agent shall have received (i) a field examination with respect to the books and records relating to the Accounts of the Borrower and its Subsidiaries from examiners reasonably satisfactory to the Collateral Agent and the Collateral Agent shall be reasonably satisfied with such field examination and (ii) a Borrowing Base Certificate dated as of the Closing Date which calculates the Borrowing Base as of the Closing Date.

(s) Other Documentation. The Agents and the Lenders shall have received such other documents and instruments as are customary for transactions of this type or as they may reasonably request.

2.2	Conditions to All Borrowings

The obligation of each Lender to make a Loan and of the Issuing Banks to issue a Letter of Credit on the occasion of any Borrowing is subject to the satisfaction of the following conditions as of the date of such Loan:

(a) the representations and warranties of the Borrower set out in Article III shall be true and correct on and as of the date of each such Borrowing as if made on such date (except where such representation or warranty refers to a different date);

(b) at the time of and immediately after giving effect to such Borrowing, no Default, Event of Default or Material Adverse Change shall have occurred and be continuing;

(c) the Administrative Agent shall have received a Notice of Borrowing in the manner and within the time period required by Section 1.4;

(d) the Administrative Agent shall have received confirmation from the Borrower that the actual Interest Coverage Ratio for the preceding Fiscal Quarter and the trailing twelve month period immediately preceding the previous Fiscal Quarter is greater than the Adjusted Interest Coverage Ratio Projections for each such period (including disclosure of (i) the financial information used to calculate the Interest Coverage Ratio, (ii) the actual amount of Consolidated EDITDA and (iii) Consolidated Interest Charges, used in each of the calculations);

(e) the Administrative Agent shall have received confirmation that cash and Cash Equivalents maintained in bank and deposit accounts of the Borrower is less than $2,000,000;

(f) the Administrative Agent shall have received certification that, to the best of the Borrower’s knowledge, the actual Interest Coverage Ratio for the current

Fiscal Quarter and the trailing twelve month period immediately preceding the current Fiscal Quarter will be greater than the Adjusted Interest Coverage Projections for each such period; and

(g) after giving effect to any Loan, the aggregate outstanding amount of the Revolving Loans would not exceed the Maximum Revolving Loan Balance.

The request and acceptance by the Borrower of the proceeds of any Loan and any conversion or a continuation of any Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by the Borrower of the granting and continuance of Collateral Agent’s Liens, on behalf of the Agents and the Lenders, pursuant to the Loan Documents.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement, to make any Loans hereunder, each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent and each Lender that each statement set forth in this Article III is true and correct on the date hereof, and will be true and correct on the date each Borrowing is requested and made hereunder:

3.1	Organization; Powers

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now and formerly conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

3.2	Authorization; Enforceability

The Transactions by each Loan Party are within such Loan Party’s corporate power and have been duly authorized by all necessary corporate and, if required, shareholder action. This Agreement and the other Loan Documents have been duly executed and delivered by the Loan Parties party hereto and thereto and constitute legal, valid and binding obligations of such Loan Parties, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3	Governmental Approvals; No Conflicts

The Transactions (a) do not require any consent or approval of, or any other action by, any Governmental Authority, (b) will not violate any applicable Law or the charter, by-laws or other Organization Documents of any Loan Party or any order of any Governmental Authority, except in each case as would not give rise to a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party, except as would not give rise to a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any such Loan Party, except for any Lien arising in favour of the Administrative Agent or the Collateral Agent, for the benefit of the Lenders and the Agents, under the Loan Documents.

3.4	Financial Condition; No Material Adverse Effect

(a) Each Loan Party has furnished to the Lenders the consolidated balance sheets and statements of income, retained earnings and changes in financial position of such Loan Party as of and for the Fiscal Year ended 2013, reported on by its auditors. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of such Loan Party as of such dates and for such periods in accordance with GAAP.

(b) Since the date of the last reported quarterly financial statements of each Loan Party, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

3.5	Litigation

(a) Except as disclosed in Schedule 3.5, and except for environmental-related matters (which are dealt with in Section 3.15), there are no actions, suits or proceedings (including any Tax-related matter) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as disclosed in Schedule 3.5), or (ii) that involve this Agreement, any other Loan Document, or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 3.5 that, individually or in the aggregate, has resulted in, or could reasonably be expected to have the likelihood of, a Material Adverse Effect.

3.6	Compliance with Laws

Each Loan Party and Subsidiary thereof is in compliance with all Laws (except Environmental Laws which are dealt with in Section 3.15) applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Loan Party has violated or failed to obtain any Authorization necessary to the ownership of any of its property or assets or the conduct of its business, which violation or failure could reasonably be expected to have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

3.7	Taxes

Except, in each case, as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, all federal, provincial and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Loan Party have been filed with the appropriate Governmental Authority, and all Taxes have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, excluding Taxes or other amounts being contested in accordance with Section 4.5 and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $1,000,000 in the aggregate. Proper and accurate amounts have been withheld by each Loan Party from its employees for all periods in full and complete compliance with all applicable federal, provincial, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.

3.8	Title to Real Property

Except for such defects as would not individually or in the aggregate be expected to have a Material Adverse Effect, each Loan Party has indefeasible fee simple title to its owned real properties, and with respect to leased real properties, indefeasible title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens except Permitted Liens.

3.9	Title to Personal Property

The Borrower has title to its owned personal properties, and with respect to leased personal properties, title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens except Permitted Liens.

3.10	Pension Plans

The Pension Plans which are “registered pension plans” as defined under the ITA are duly registered under the ITA and any other applicable Laws which require registration and no event has occurred which would reasonably be expected to cause the loss of such registered status. The Pension Plans have been administered in all material respects in accordance with the Pension Plan documents, the ITA and any other applicable Laws, except to the extent that any failure to do so would not reasonably be expected to have a Material Adverse Effect. All material obligations of the Borrower and each other Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Pension Plans and the funding agreements therefor have been performed on a timely basis, except to the extent that any failure to do so would not reasonably be expected to have a Material Adverse Effect. There are no outstanding disputes concerning the assets of the Pension Plans except where such disputes would not reasonably be expected to have a Material Adverse

Effect. No improvements of benefits under the Pension Plans have been made since December 31, 2013. All contributions or premiums required to be made or paid by the Borrower and each other Loan Party to those Pension Plans which are “registered pension plans” as defined under the ITA have been made on a timely basis in accordance with the terms of such plans and all applicable Laws and all contributions or premiums required to be made or paid by the Borrower and each other Loan Party to any other Pension Plans have been made on a timely basis in accordance with the terms of such plans and all applicable Laws. All contributions or premiums required to be made or paid by the Borrower and each other Loan Party to any Multi-Employer Plan have been made on a timely basis in accordance with the terms of such plans, all applicable collective bargaining agreements, all participation and other agreements in respect of such plans to which the Borrower or any Loan Party is a party and applicable Laws, except to the extent that any failure to do so would not reasonably be expected to have a Material Adverse Effect. There have been no improper withdrawals from any Pension Plan except where such withdrawals would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.10, as of the date hereof, each of the Defined Benefit Plans is fully funded on a solvency basis, going concern basis and wind-up basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities). Subject to the matters disclosed in Schedule 3.10:

(i) for any Pension Plan or fund, which is a defined contribution plan requiring the Borrower or any Subsidiary to contribute thereto, or to deduct from payments to any employee and pay such deductions into or to the credit of such Pension Plan or fund, all required employer and employee contributions have been properly withheld by the Borrower or such Subsidiary and have been fully paid into the funding arrangements for the applicable Pension Plan or fund in accordance with applicable Laws;

(ii) for any Defined Benefit Plan, in each case of the Borrower or any Subsidiary: (A) the date of the most recently filed actuarial valuations in respect of the Defined Benefit Plans are disclosed in Schedule 3.10, and (B) all payments and contributions required to be remitted or paid to or in respect of each such Defined Benefit Plan, including special payments and any other payments in respect of any funding deficiencies or shortfalls, have been remitted or paid to or in respect of each such plan in a timely fashion, in accordance with the terms of the plan and all applicable Law;

(iii) any assessments owed to the Pension Benefits Guarantee Fund established under the Pension Benefits Act (Ontario), or other assessments or payments required under similar legislation in any other jurisdiction, have been paid when due in accordance with applicable Law; and

(iv) None of the Borrower, or any Loan Party or any of their respective Affiliates is subject to the United States Employee Retirement Income Security Act of 1974, as amended.

3.11	Disclosure

Each Loan Party has disclosed to the Lenders all matters relating to all agreements, instruments and corporate or other restrictions to which such Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

3.12	Defaults

No Loan Party is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Material Indebtedness of such Loan Party, except as would not be reasonably expected to have a Material Adverse Effect. No Default has occurred and is continuing.

3.13	Insurance

Each Loan Party maintains insurance policies and coverage in compliance with Section 4.11. Such insurance coverage (a) is sufficient for compliance with all requirements of applicable Law and of all agreements to which such Loan Party is a party, (b) is provided under valid, outstanding and enforceable policies, (c) provides adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by Persons engaged in the same or a similar business to the assets and operations of such Loan Party, and (d) will not in any way be affected by, or terminate or lapse by reason of, the Transactions. All such material policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. No Loan Party maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto. The certificate of insurance delivered to the Administrative Agent pursuant to Subsection 2.1(f) contains an accurate and complete description of all material property and liability policies of insurance owned or held by each Loan Party on the Closing Date.

3.14	Solvency

The Loan Parties, on a consolidated basis, are not an “insolvent person” within the meaning of the BIA.

3.15	Environmental Matters

(a) Environmental Laws, Etc. Neither any property of any Loan Party nor the operations conducted thereon violate any Environmental Laws, which violation could reasonably be expected to result in a Material Adverse Effect.

(b) Notices, Permits, Etc. All notices and Environmental Permits, if any, required to be obtained or filed by the Borrower in connection with the operation or use of any and all property of the Borrower, including but not limited to past or present treatment, transportation, storage, disposal or Release of Hazardous Materials into the environment, have been duly obtained or filed, except to the extent the failure to obtain or file such notices or Environmental Permits could not reasonably be expected to result in a Material Adverse Effect.

(c) Hazardous Substances Carriers. All Hazardous Materials generated at any and all property of any Loan Party have been treated, transported, stored and disposed of in accordance with all Environmental Laws applicable to them, except to the extent the failure to have such Hazardous Materials transported, treated, stored or disposed of by such carriers could not reasonably be expected to result in a Material Adverse Effect, and to each Loan Party’s knowledge after due inquiry, at treatment, storage and disposal facilities maintaining valid Environmental Permits, which carriers and facilities have been and are operating in compliance with such Environmental Permits, except to the extent the failure to have such Hazardous Materials treated, transported, stored or disposed of at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Hazardous Materials Disposal. There has been no Release or threatened Release of any Hazardous Materials on any property of any Loan or, to the knowledge of the Loan Parties, to any property of a Loan Party, other than in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(e) No Contingent Liability. No Loan Party has material contingent liability in connection with any Release or threatened Release of any Hazardous Materials into the environment in violation of Environmental Laws at any one time which could reasonably be expected to result in a Material Adverse Effect.

3.16	Employee Matters

There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Loan Party, threatened against such Loan Party, or its employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.17	Fiscal Year

The Fiscal Year for each Loan Party ends on August 31st of each calendar year, and the Fiscal Quarters end on the last day of each of November 30th, February 28th, May 31st and August 31st of each calendar year.

3.18	Residency of Borrower for Tax Purposes

Each Loan Party is a resident of Canada for tax purposes.

3.19	Full Disclosure

No information contained in this Agreement, any of the other Loan Documents, any projections, financial statements or collateral reports or other written reports from time to time prepared by any Loan Party and delivered hereunder or any written statement prepared by any Loan Party and furnished by or on behalf of such Loan Party to an Agent or any Lender pursuant to the terms of this Agreement or otherwise contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which the applicable Loan Party believed at the time of preparation thereof to be reasonable and fair in light of current conditions and current facts known to such Loan Party as of such time. Such projections are not a guarantee of future performance and actual results may differ from those set forth in such projections.

3.20	Government Contracts

Except as set forth in Schedule 3.20 or except for those that have been excluded from the Borrowing Base, as of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority and the Borrower’s Accounts are not subject to the Financial Administration Act (Canada) or any similar provincial, territorial, local or foreign law.

3.21	Eligible Accounts

Each Account included in a Borrower Base Certificate (i) is genuine and enforceable in accordance with its terms except such limits thereon arising from bankruptcy and similar laws related to creditors’ rights; (ii) is not subject to any deduction or discount (other than as stated in the applicable invoice), defense, set-off, claim or counterclaim of a material nature against the Borrower; (iii) is free of all Liens other than Permitted Liens; (iv) arises from a bona-fide sale of goods or delivery of services in the Ordinary Course of Business and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; and (v) is for a liquidated amount maturing as stated in the invoice therefor. Each Account included in the Borrowing Base Certificate is an Eligible Account and meets all the requirements of an Eligible Account set forth herein.

3.22	Counter-Terrorism Regulations and Anti-Money Laundering

(a) Each Loan Party is and will remain in compliance in all material respects with all Canadian economic sanctions laws and all applicable anti-money laundering and counter-terrorism financing laws, including the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada), and all regulations issued pursuant thereto. Neither any Loan Party nor any Affiliate thereof (i) is a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Canadian Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of Canadian economic sanctions laws such that a Canadian Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), nor, to the knowledge of any Loan Party, acts, directly or indirectly, for or on behalf of, any person or entity on any Terrorist List or a foreign government that is the target of Canadian economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under Canadian law.

(b) Each Loan Party is in material compliance with (a) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and (b) other federal, provincial, territorial, local or foreign laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable laws.

3.23	Security Agreement

The provisions of the Security Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and, to the extent required under the Security Documents, such Liens constitute (or, to the extent required for perfection, upon filing of financing statements and the taking of any other actions or making of filings required for perfection under the relevant Security Documents and specified herein or in the relevant Security Documents and the taking of actions or making of filings with respect to intellectual property registrations or applications issued or pending as specified, will constitute) perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party, subject to no Liens other than Permitted Liens.

Upon closing of the Skate Acquisition, the Borrower shall be entitled to update any schedules to the representations and warranties noted above so as to ensure that all such representations and warranties continue to be true, correct and complete after giving effect to the Skate Acquisition, and such updated schedules shall replace any schedules provided on the Closing Date.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Until such time as the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification and expense reimbursement obligations not due and payable) shall have been paid in full and all Letters of Credit shall have expired or terminated (or been cash collateralized in accordance with Section 1.6(j)) and all LC Disbursements shall have been reimbursed, Holdings shall, and shall (except in the case of the covenants set forth in Section 4.1) cause each Subsidiary to:

4.1	Financial Statements

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings (commencing with the first Fiscal Year of Holdings ending after the Closing Date), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant or chartered accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings (commencing with the Fiscal Quarter ending November 30th, 2014), (i) a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter, setting forth in comparative form to the most recent audited balance sheet the figures for the current Fiscal Quarter end, (ii) the related consolidated statements of income or operations for such Fiscal Quarter and for the portion of Holdings’ Fiscal Year then ended, and (iii) consolidated statements of shareholders’ equity and cash flows for the portion of the Fiscal Year then ended, setting forth in the case of the statements of income specified in clause (ii) and cash flows specified in clause (iii) in comparative form the figures for the corresponding interim periods of the previous Fiscal Year, all in reasonable detail, such statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP; and

(c) as soon as practicable, but in any event within sixty (60) days after the beginning of each Fiscal Year of Holdings, a consolidated plan and financial forecast for such Fiscal Year and the succeeding Fiscal Year, including a forecasted consolidated balance sheet, statements of income and funds flow statements for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based.

So long as Holdings or the Borrower furnishes the materials required pursuant to Section 4.1, Holdings and the Borrower shall not be separately required to furnish any information under clause (a) or (b) above.

4.2	Certificates; Other Information

Deliver to the Administrative Agent (and, in the case of clauses (d), (e), (f), (g) and (h) to the Collateral Agent) for delivery to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 4.1(a) and (b) (commencing with the delivery of the financial statements for the Fiscal Quarter ended November 30th, 2014), a duly completed Compliance Certificate in the form of Exhibit 4.2(a) signed by a Responsible Officer of Holdings;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with the Ontario Securities Commission under the Securities Act (Ontario), and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) to the extent not already furnished under any Loan Document, promptly after the furnishing thereof, copies of each annual, monthly or other periodic statement or report furnished to holders of the Senior Secured Notes pursuant to the terms of the Senior Secured Note Documents or furnished to holders of the First Lien Notes pursuant to the terms of the First Lien Note Documents, and, promptly following the giving or receipt of written notice of the occurrence of any “default” or “event of default” (however described) by any Loan Party or of any of its Subsidiaries under the terms of the Senior Secured Note Documents or the First Lien Note Documents, a copy of such notice;

(d) as soon as available but in any event within twenty (20) days of the end of each calendar month, as of the last day of the preceding calendar month (or within three (3) Business Days of the end of each week (x) during the continuance of an Event of Default or (y) after any date on which Aggregate Availability is less than $10,000,000; provided that the weekly reporting requirement under this clause (y) shall cease to apply at such time when Aggregate Availability has been in excess of $10,000,000 for a period of thirty (30) consecutive days; provided, however, that the weekly reporting requirement under this clause (y) shall continue in effect for a twelve month period if it is triggered on more than two occasions during any period of twelve (12) consecutive months), a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports and supporting documentation with respect to the Borrowing

Base as the Administrative Agent may reasonably request (in addition, the Borrower agrees to use commercially reasonable efforts in cooperation with the Administrative Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Borrowing Base Certificate and such supporting information);

(e) concurrently with the delivery of each Borrowing Base Certificate, and at such other times as may be reasonably requested by the Collateral Agent, (i) an aging report with respect to the Eligible Accounts on an invoice basis, together with such other reports and information supporting the calculation of the Borrowing Base, (ii) a schedule and aging of the Loan Parties’ accounts payable, (iii) a report detailing any amounts which may be subject to a Reserve for Prior Claims and all statutory deductions, in each case, in form and substance reasonably acceptable to the Administrative Agent;

(f) as promptly as reasonably practicable after the request therefor, such additional information concerning the Accounts of the Loans Parties or adjustments thereto as may be reasonably requested by the Administrative Agent from time to time;

(g) concurrently with the delivery of each Borrowing Base Certificate (or at such other times as the Administrative Agent may reasonably request), a certificate from a Responsible Officer of the Borrower setting forth the Aggregate Availability as of the period then ended, together with supporting information connection therewith;

(h) (x) promptly upon obtaining knowledge of any such event, circumstance or change, a written notice of any event, circumstance or change that has occurred since the delivery of the most recent Borrowing Base Certificate in accordance with the terms of this Agreement that would materially reduce the aggregate amount of the Eligible Accounts or result in a material portion of the Eligible Accounts ceasing to be Eligible Accounts and (y) at any time when Aggregate Availability or Average Availability is less than $10,000,000, promptly on the occurrence of any disposition (in one transaction or in a series of transactions) of Eligible Accounts where the consideration received is greater than $5,000,000, a Borrowing Base Certificate as of the date of such disposition which shall give pro forma effect to such disposition, together with any additional reports and supporting documentation with respect to the Borrowing Base as the Administrative Agent may reasonably request;

(i) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or Lender, through the Administrative Agent, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 4.1(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on Holdings’ or the Borrower’s website on the Internet at the website address listed at www.Postmedia.com; or (ii) on which such documents are posted on Holdings’ or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent or any other Agent); provided that Holdings shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery.

4.3	Notices

Notify promptly the Agents and each Lender of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof):

(a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b) the occurrence or existence of any Internal Control Event;

(c) any breach or non-performance of, or any default under, any Contractual Obligation of a Loan Party, or any violation of, or non-compliance with, any Requirement of Law, in each case which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party (i) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document;

(e) of any announcement by Moody’s or S&P of any material change in a Rating;

(f) of all amendments to the First Lien Note or the Senior Secured Note Documents after the Closing Date, together with a copy of such amendment; and

(g) to the extent any of the following could reasonably be expected to give rise to a Material Adverse Effect: (i) the receipt by any Loan Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law which in the case of clauses (A), (B) or (C) would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Loan Party of notification that any of its property is subject to any Lien in favour of any Governmental Authority securing, in whole or in part, Environmental Liabilities, and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of Holdings or the Borrower, setting forth details of the occurrence referred to therein, and stating what action Holdings, the Borrower or other Person proposes to take with respect thereto and at what time. Each notice under Subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4	Preservation of Corporate Existence, Etc

Each Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (subject only to Section 5.3), and except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, obtain, preserve, renew and keep in full force and effect any and all rights, licenses, permits, privileges and franchises necessary to the conduct of its business.

4.5	Payment of Obligations

Pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the applicable Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

4.6	Maintenance of Property

Maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.7	Books and Records; Inspection Rights

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business.

4.8	Inspection Rights

Permit representatives and independent contractors of the Administrative Agent and the Collateral Agent to visit and inspect any of its properties (provided that, unless a Default or Event of Default exists, neither the Administrative Agent nor the Collateral Agent may conduct or cause to be conducted any intrusive or invasive environmental testing at any of the properties, unless and until prior written authorization for such testing is obtained from Holdings, which authorization shall not unreasonably be withheld), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public or chartered accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and unless a Default or Event of Default then exists or unless otherwise provided herein, not more frequently than twice in any Fiscal Year, upon reasonable advance notice to Holdings or the Borrower and permit representatives and independent contractors of each Lender to visit and inspect any of its properties (provided that, unless a Default or Event of Default exists, such Lender may not conduct or cause to be conducted any intrusive or invasive environmental testing at any of the properties, unless and until prior written authorization for such testing is obtained from Holdings, which authorization shall not unreasonably be withheld), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public or chartered accountants, all at the expense of such Lender and at such reasonable times during normal business hours and unless an Event of Default then exists, not more frequently than once in any Fiscal Year, upon reasonable advance notice to Holdings or the Borrower; provided, however, that, notwithstanding the foregoing, when an Event of Default exists the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice to the Borrower. Notwithstanding anything to the contrary in this Section 4.8, at all times during such visits and inspections, the Administrative Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) must comply with all applicable site regulations as the Borrower or its Subsidiaries or any of their respective officers or employees may require by reasonable notice of the same.

4.9	Compliance with Laws

Comply with all Laws and orders of any Governmental Authority applicable to it or its property and with all of its material Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.10	Use of Proceeds

The Borrower shall use the proceeds of the Loans for financing the working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

4.11	Insurance

Keep its material properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, and public liability insurance against claims for personal injury, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations.

4.12	Additional Subsidiaries, Additional Liens

(a) Within thirty (30) days of (i) the formation or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary) or (ii) the date on which any Excluded Subsidiary ceases to qualify as an Excluded Subsidiary, Holdings or the Borrower shall, at its expense:

(i) cause such Subsidiary to become a Loan Party by (A) executing a joinder agreement in form and substance acceptable to the Administrative Agent (a “Joinder Agreement”), and (B) executing and delivering such amendments, supplements or documents of accession to any Security Documents as the Administrative Agent reasonably deems necessary for such Subsidiary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (with the priority required by the ABL Intercreditor Agreement) in the Collateral described in such Security Document with respect to such Subsidiary;

(ii) deliver to the Administrative Agent, (i) an incumbency certificate issued by the secretary or assistant secretary of such Guarantor, certifying as to the authority of the person executing such Joinder Agreement, (ii) a copy of a resolution from the board of directors of such Guarantor authorizing execution and delivery of such Joinder Agreement, and (iii) a signed copy of a favourable opinion, addressed to the Agents, the Lenders and the Issuing Banks, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request.

(b) If any material assets that form ABL Priority Collateral are acquired by the Borrower or any other Loan Party after the Closing Date (other than assets constituting Collateral under any applicable Security Document that become subject to the Lien in favor of the Collateral Agent pursuant to such Security Document upon acquisition thereof), the Borrower will immediately notify the Administrative Agent and the Collateral Agent and will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, all at the expense of the Loan Parties.

(c) With respect to any material assets (including real estate) acquired by the Borrower that do not comprise ABL Priority Collateral, the Borrower shall take comparable steps to those required by the First Lien Note Documents and/or the Second Lien Note Documents (if any) to ensure that the Administrative Agent and the Lenders have a third lien on such assets.

(d) If, at the end of any Fiscal Quarter of Holdings after the Closing Date, Subsidiaries that are “Immaterial Subsidiaries” pursuant to the definition of “Immaterial Subsidiary” exceed the aggregate amounts set forth in the definition thereof, the applicable Loan Party shall promptly cause one or more Subsidiaries designated by the Borrower to execute the documents required under paragraph (a) above, such that the foregoing condition ceases to be true.

At any time upon reasonable request of the Administrative Agent or the Collateral Agent, Holdings or the Borrower shall, and shall cause each relevant Subsidiary to, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent, as applicable, may reasonably deem necessary or desirable in obtaining the full benefits of this Agreement or in perfecting and preserving the Liens required under the Security Documents.

4.13	Environmental Matters

The Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its real estate in compliance with all Environmental Laws and Environmental Permits other than non-compliance that could not reasonably be expected to result in a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with all Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, into, under, above, to, from or about any of its Real Estate, other than non-compliance that could not reasonably be expected to result in a Material Adverse Effect; and (c) notify Administrative Agent and the Collateral Agent promptly after the Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate or of any order or intention to issue an order under any Environmental Laws that is reasonably likely to result in Material Environmental Liabilities. If an Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by the Borrower or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate or of the issuance or threat to issue any order under Environmental Laws, that, in each case, could reasonably be expected to result in Material Environmental Liabilities, then the Borrower shall, upon an Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as an Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to such Agent and shall be in form and substance reasonably acceptable to such Agent, and (ii) permit Administrative Agent and Collateral Agent or their representatives to have access to all real estate for the purpose of conducting such environmental audits and testing as Administrative Agent or Collateral Agent deems appropriate, including subsurface sampling of soil and groundwater. The Borrower shall reimburse the Agents for the costs of such audits and tests and the same will constitute a part of the obligations of the Borrower secured hereunder and under the Security Documents.

4.14	Field Examinations

Once in each twelve month period, at the request of the Collateral Agent, the Loan Parties will permit, upon reasonable notice and at reasonable times, the Collateral Agent to conduct a field examination to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems; provided, however that (a) if an Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of field examinations and (b) if on any date the Aggregate Availability is less than $10,000,000, then twice during the twelve month period commencing with any month during which clause (b) is triggered, at the request of the Collateral Agent, the Loan Parties will permit the Collateral Agent to conduct such examinations. For purposes of this Section 4.14, it is understood and agreed that a single field examination may be conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets and that any field examination conducted prior to the Closing Date shall not be included in the foregoing calculations. All such field examinations shall be at the sole expense of the Loan Parties.

4.15	Interest Coverage Ratio

During any period where the Aggregate Availability is below $10,000,000, the Borrower shall maintain at all times during that period, an Interest Coverage Ratio of greater than 1.40 : 1.00 for the trailing twelve month period preceding the calculation date.

4.16	Revised Interest Coverage Ratio Projection Calculation

Within sixty (60) days of the closing of the Skate Acquisition, the Borrower shall deliver to the Administrative Agent an updated Schedule 2.1(q) which will replace the existing Schedule 2.1(q)The updated Schedule 2.1(q)shall contain projections and calculations that are mutually agreeable between the Borrower and the Administrative Agent.

4.17	Further Assurances

(a) Each Loan Party shall ensure that all written information, exhibits and reports furnished to Agents or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agents and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by Administrative Agent, each Loan Party shall take such additional actions and execute such documents as Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Security Documents any of the Properties, rights or interests covered by any of the Security Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to each of the Agents, as applicable, for and on behalf of the Lenders and Agents, the rights granted or now or hereafter intended to be granted to each of the Agents, as applicable, for and on behalf of the Lenders and Agents, under any Loan Document.

4.18	Control Agreements

The Borrower will, and the Borrower will cause each applicable Loan Party to (i) enter into the Deposit Account Control Agreements required pursuant to the Security Agreement, and (ii) open the Collection Account with the Collateral Agent, in each case on the Closing Date (or such other date as provided pursuant to the Security Agreement or as the Collateral Agent required in its Permitted Discretion).

ARTICLE V.

NEGATIVE COVENANTS

Until such time as the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification and expense reimbursement obligations not due and payable) shall have been paid in full and all Letters of Credit have expired or been terminated (or been cash collateralized in accordance with Subsection 1.6(j)) and all LC Disbursements shall have been reimbursed:

5.1	Indebtedness

Holdings shall not, and shall not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents, including any Guaranty of the Obligations issued by any Guarantor;

(b) Indebtedness outstanding and listed on Schedule 5.1;

(c) (i) unsecured Indebtedness of the Borrower and its Subsidiaries and (ii) Permitted Convertible Indebtedness of Holdings; provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (c) shall not exceed $250,000,000 at any one time outstanding;

(d) [Intentionally Deleted];

(e) [Intentionally Deleted];

(f) Indebtedness in respect of Swap Contracts; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation;

(g) Indebtedness incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and including any such Indebtedness incurred for such purpose within 270 days after such acquisition or completion of construction or improvement, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $25,000,000 at any one time outstanding;

(h) (i) Indebtedness of a Loan Party (other than Holdings) to another Loan Party and (ii) Indebtedness of any Subsidiary of the Borrower to any other Subsidiary or the Borrower, provided that any such Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or another Loan Party shall only be permitted to the extent constituting an Investment permitted under Section 5.5;

(i) Guarantees by Holdings or its Subsidiaries of Indebtedness otherwise permitted under this Section 5.1;

(j) Indebtedness arising from the netting services, overdraft protections or the honouring by a bank or other financial institution of a cheque, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(k) Indebtedness of a Subsidiary, or Indebtedness attaching to an asset of a Person that is, acquired after the date of this Agreement or a corporation merged into or consolidated with the Borrower or any of its Subsidiaries after the Agreement and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate amount of all such Indebtedness does not at any time exceed an amount at any time outstanding in excess of $10,000,000;

(l) Indebtedness incurred or arising in connection with the matters described in paragraphs (f), (h) and (w) of the definition of “Permitted Liens”;

(m) Indebtedness in respect of the Senior Secured Note Documents and/or other indebtedness that has the same ranking under, and is subject to, the ABL Intercreditor Agreement in an aggregate principal amount not to exceed US$275,000,000;

(n) Indebtedness in respect of the First Lien Note Documents and/or Subscription Receipt Documents in an aggregate principal amount not to exceed the sum of (i) US$350,000,000 (or the Equivalent Amount in Canadian Dollars), and (ii) $110,000,000;

(o) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, holdbacks, purchase price adjustments (based on changes in working capital or similar arrangements) and earn-outs in connection with a Permitted Acquisition, or from non- compete agreements, deferred compensation, consulting, incentive or similar obligations or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any such Subsidiary pursuant to such agreements, in connection with permitted acquisitions (including Permitted Acquisitions) or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(p) (i) tenant improvement loans and allowances and (ii) guaranties incurred in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessees, landlords and licensees of Holdings and its Subsidiaries;

(q) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case in respect of Indebtedness otherwise permitted by this Section 5.1;

(r) Indebtedness of Holdings or any of its Subsidiaries consisting of obligations to insurance companies to pay insurance premiums (including financed premiums) arising in the ordinary course of business and not in connection with the borrowing of money or Swap Contracts;

(s) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, customs, appeal or similar obligations incurred in the ordinary course of business or any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims), in each case in the ordinary course of business;

(t) Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, defease, discharge, renew or replace Indebtedness incurred pursuant to Sections 5.1(c), (g), (k), (m), (n) or (v) (“Refinanced Indebtedness”); provided that (i) the principal amount of such refinancing, refunding, extending, defeasing, discharging, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums make-whole amounts or penalties and accrued and unpaid interest paid thereon and fees (including any closing fees and original issue discount) and expenses, in each case associated with such refinancing, refunding, extension, defeasance, discharge, renewal or replacement, (ii) such refinancing, refunding, extending, defeasing, discharging, renewing or replacing Indebtedness has a final maturity that is no sooner than the Revolving Credit Maturity Date, and (iii) if the Refinanced Indebtedness was subordinated in right of payment to the Obligations, then the terms of the refinancing refunding, extending, defeasing, discharging, renewing or replacing Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the Refinanced Indebtedness (any such refinancing, refunding, extending, defeasing, discharging, renewing or replacing Indebtedness, a “Permitted Refinancing”);

(u) Indebtedness consisting of promissory notes issued by Holdings or any Subsidiary to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock or securities convertible into capital stock of Holdings or any Parent;

(v) other Indebtedness of the Borrower and its Subsidiaries; provided that the principal amount of all such Indebtedness shall not exceed $25,000,000 at any one time outstanding;

(w) other unsecured Indebtedness of the Borrower and its Subsidiaries; provided that the principal amount of all such Indebtedness incurred pursuant to this clause (w) shall not exceed $50,000,000; and

(x) Indebtedness of the Borrower and its Subsidiaries incurred in connection with any sale and leaseback transaction, in an aggregate principal amount not to exceed $30 million at any time outstanding.

5.2	Liens

Holdings shall not, nor shall it permit any Subsidiary to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower except Permitted Liens.

5.3	Fundamental Changes and Dispositions

Holdings shall not, nor shall it permit any Subsidiary to merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or make any Disposition or enter into any agreement to make any Disposition, except that:

(i) (A) any Subsidiary may merge or amalgamate with (x) the Borrower, provided that the Borrower shall be the continuing or surviving Person (to the extent such concept is applicable) or (y) any other Subsidiary that is a Loan Party, provided that the Subsidiary that is a Loan Party shall be the continuing or surviving Person (to the extent such concept is applicable), and (B) any Subsidiary of Borrower that is not a

Loan Party may be merged or amalgamated with or into another Subsidiary of the Borrower that is not a Loan Party;

(ii) (A) any Loan Party other than Holdings or the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings) and (B) any Subsidiary of Borrower that is not Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary;

(iii) Permitted Dispositions;

(iv) the Borrower or any of its Subsidiaries may make Dispositions of newspaper assets (including one or more Subsidiaries) to the extent exchanged for other newspaper assets (including any Person that becomes a Subsidiary as a result of such exchange) so long as, after giving effect thereto, the portion of Consolidated EBITDA attributable to such Disposed assets, when added to that portion of Consolidated EBITDA attributable to all other assets Disposed of in reliance on this subsection (iv), does not exceed 10% of Consolidated EBITDA as set forth in the most recent financial information delivered to the Administrative Agent pursuant to Section 4.1(a) or (b);

(v) other Dispositions so long as (x) no Default or Event of Default exists or would result therefrom and (y) such Disposition shall be (A) for fair market value and (B) at least 75% of the proceeds thereof shall be in cash, Cash Equivalents or additional assets that would form part of the Collateral; provided that Dispositions for consideration having a value of up to $5,000,000 in any fiscal year of Holdings may be undertaken without satisfying the requirement in clause (B) above;

(vi) Investments otherwise permitted by Section 5.5; and

(vii) Dispositions in connection with a joint production arrangement of equipment to a joint venture entity permitted under Section 5.5 in exchange for Equity Securities in or Indebtedness of the joint venture entity so long as within ten (10) days after such Disposition (or such longer period agreed to by the Collateral Agent), the Borrower’s or the applicable Subsidiary’s Equity Securities or Indebtedness in such entity are pledged to the Collateral Agent, for the benefit of the Secured Parties.

5.4	Change in Nature of Business

The Borrower shall not, nor shall it permit any Subsidiary to, engage in any material line of business other than business in the media, advertising or marketing industries or any business substantially related or incidental thereto or an extension thereof, including in any business involving the foregoing through the internet.

5.5	Investments

Holdings shall not, nor shall it permit any Subsidiary to make or hold any Investments, except:

(a) Investments held by Holdings and its Subsidiaries in the form of Cash Equivalents or Investments that were Cash Equivalents when made;

(b) (i) advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, (ii) loans to officers, directors and employees of Holdings and its Subsidiaries for the purpose of purchasing Equity Securities of Holdings or a Parent of Holdings (or purchase of such loans made by others) so long as a capital contribution of the proceeds of any such purchase is made to the common equity of the Borrower, (iii) advances of payroll payments and expenses to officers, directors or employees of Holdings and its Subsidiaries in the ordinary course of business, and (iv) Investments made pursuant a “rabbi trust” or similar employee benefit plan or arrangement designed to defer the taxability of compensation to an employee, officer or director or of purchase payments made in connection with an acquisition;

(c) (i) Investments by Holdings and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by Holdings and its Subsidiaries in the Loan Parties, and (iii) Investments in Subsidiaries which are not Loan Parties, provided that (A) both immediately prior and after giving effect to any such Investment made pursuant to this clause (iii), the Payment Conditions are satisfied and (B) such Investments made pursuant to this clause (iii) shall not exceed at any time an aggregate amount equal to $20,000,000 (net of any return on such investment);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and Investments received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, reorganization or insolvency of an account debtor;

(e) Guarantees of ordinary course obligations of Subsidiaries of the Borrower that do not constitute Indebtedness and Guarantees permitted by Section 5.1;

(f) the purchase or other acquisition (a “Permitted Acquisition”) of all of the Equity Securities in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 5.5(f):

(i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 4.12;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business, or reasonably related or incidental thereto, as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

(iii) such purchase or other acquisition shall not include or result in any contingent liabilities that would reasonably be expected to be material to the business, financial condition, operations or prospects of Holdings and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of Holdings or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(iv) the total cash and noncash consideration (including the fair market value of all Equity Securities issued or transferred to the sellers thereof measured at the time of execution of the acquisition agreement, the reasonably estimated amount of earnouts and other contingent payment obligations to, and the aggregate cash amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, and all assumptions of Indebtedness) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this Section 5.5(f), shall not exceed the Available Investment Basket Amount; and

(v) immediately before and immediately after giving effect on a Pro Forma Basis to any such purchase or other acquisition (i) no Default shall have occurred and be continuing and (ii) Aggregate Availability is not less than $20,000,000.

(g) any Investment received as non-cash consideration from a Disposition permitted under Section 5.3;

(h) Investments consisting of pledges and deposits permitted by paragraphs (f) and (h) in the definition of “Permitted Liens”;

(i) Investments of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Investments exist at the time such Person becomes a Subsidiary and (ii) such Investments were not made in anticipation of such Person becoming a Subsidiary;

(j) Investments pursuant to Swap Contracts permitted by Section 5.1(f);

(k) Investments consisting of acquisitions of newspaper assets (including Investments in any Person that becomes a Subsidiary) in an exchange permitted under Subsection 5.3(iv);

(l) Investments that constitute a capital expenditure;

(m) intercompany loans and advances to Holdings to the extent that the Borrower may pay dividends to Holdings pursuant to Section 5.7(d) or (e) and in lieu of paying such Restricted Payment); provided that such intercompany loans and advances shall be unsecured and expressly subordinated in right of payment to the Obligations;

(n) Investments permitted by Section 5.3 (other than Section 5.3(iv));

(o) [Intentionally Deleted];

(p) Investments the consideration for which solely consists of Equity Securities (other than Disqualified Equity Interests) of Holdings or Equity Securities of any Parent of Holdings;

(q) other Investments during the term of this Agreement in an aggregate amount not to exceed the sum of (i) the Available Investment Basket Amount plus (ii) so long as immediately before and immediately after giving effect thereto on a Pro Forma Basis no Default or Event of Default shall have occurred and be continuing, the Additional Available Amount on the date such Investments are made; and

(r) Investments that constitute, or are part of the Skate Acquisition.

5.6	Swap Contracts

No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Contract, except as permitted by Subsection 5.1(f).

5.7	Restricted Payments

Holdings shall not, nor shall it permit any Subsidiary to, declare, pay or make, or agree to pay or make, directly or indirectly, any Restricted Payment except that:

(a) each Subsidiary of the Borrower may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that is a Guarantor and any other Person that owns a direct Equity Security in such Subsidiary, rateably according to their respective holdings of the type of Equity Security in respect of which such Restricted Payment is being made;

(b) Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Securities of such Person;

(c) Holdings may distribute rights pursuant to any existing shareholder rights plan or redeem such rights in accordance with the terms of any such existing shareholder rights plan;

(d) the Borrower may make Restricted Payments to Holdings to pay general corporate and overhead expenses and other administrative expenses of Holdings and to make customary indemnification payments to officers and directors of Holdings in an aggregate amount for this clause (d) not to exceed $5,000,000 for each fiscal year of Holdings;

(e) the Borrower may make (i) any mandatory or scheduled payment on the First Lien Notes, Subscription Receipts, Senior Secured Notes or other Subordinated Indebtedness, and (ii) any optional payment constituting an Early Retirement of (A) Subordinated Indebtedness owing by the Borrower or any Subsidiary that is otherwise permitted hereunder, (B) the Senior Secured Notes and (C) the First Lien Notes; provided that in the case of this clause (ii) after giving effect thereto the Payment Conditions are satisfied;

(f) the Loan Parties may make any payment constituting an Early Retirement of Indebtedness as a result of a refinancing, refunding, extension, defeasance, discharge, renewal or replacement of Indebtedness that is permitted by Section 5.1;

(g) the Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments to its Parent) (i) to enable Holdings (or its Parent) to redeem or repurchase Equity Securities from officers, directors, employees or consultants of Holdings or its Subsidiaries, upon termination of employment or service, in connection with the exercise of stock options, stock appreciation rights or other equity incentives or equity based incentives, or in connection with the death or disability of such officers, directors, employees or consultants; provided that in all such cases the aggregate amount paid in respect of all such shares so redeemed or repurchased does not exceed $2,500,000 in the aggregate in any fiscal year; (ii) that consist of the cancellation of Indebtedness owing to a Loan Party from officers, directors, employees or consultants of Holdings or its Subsidiaries in connection with any repurchase of Equity Securities; and (iii) arising from repurchases of Equity Securities deemed to occur upon the exercise of stock options if such stock represents a portion of the exercise price thereof;

(h) (i) Holdings may (A) make regularly scheduled payments of interest in respect of any Permitted Convertible Indebtedness and (B) make cash payments in connection with any conversions of Permitted Convertible Indebtedness (provided that, in the case of each of (A) and (B), other than cash payments in lieu of fractional shares upon conversion, both immediately prior and after giving effect to any such payment, (x) no Default or Event of Default shall have occurred and be continuing or result therefrom and (y) the Payment Conditions are satisfied), and (ii) the Borrower may distribute to Holdings cash in amounts necessary to enable Holdings to make any payment referred to in the foregoing clause (i);

(i) Restricted Payments that constitute, or are part of, the Skate Acquisition, including pursuant to any rights offering that is made in connection with such transaction and/or a redemption of such rights;

(j) any release of the proceeds thereof and retirement of the Subscription Receipts in accordance with their terms, or any exchange of Subscription Receipts for First Lien Notes; and

(k) other Restricted Payments during the term of this Agreement in an aggregate amount not to exceed $10,000,000 plus, so long as immediately before and immediately after giving effect thereto on a Pro Forma Basis the Payment Conditions are satisfied, the Additional Available Amount on the date such Restricted Payment is made.

5.8	Transactions with Affiliates

Holdings shall not, nor shall it permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of Holdings or the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favourable (or more favourable) to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among Holdings and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries, (b) any Permitted Affiliate Transaction, (c) the payment of principal, interest and fees on the Loans and other transactions contemplated under this Agreement or any Loan Document between Holdings or any Subsidiary and any Lender solely in its capacity as a Lender hereunder or (d) transactions that are part of the Skate Acquisition.

5.9	Holdings

Holdings shall not conduct, transact or otherwise engage in any active trade or business or operations other than those incidental to the ownership of Equity Securities of the Borrower; provided that, for the avoidance of doubt, Holdings may take such actions as are necessary to (i) maintain its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance and including managing the responsibilities of a publicly traded company, interactions with shareholders, accounting and audit functions, public reporting obligations and other compliance matters, (ii) participate in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and Borrower, (iii) perform its obligations under this Agreement and the other Loan Documents to which it is a party and the Senior Secured Note Documents or the First Lien Documents, (iv) perform any transaction that is part of the Skate Acquisition, or (v) engage in any other transaction specifically permitted hereunder to be entered into by Holdings.

5.10	Burdensome Agreements

Holdings shall not, nor shall it permit any Subsidiary to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan

Document) that limits the ability (i) of any Subsidiary to make dividends or distributions to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, (ii) of any Subsidiary or Holdings to Guarantee the Obligations hereunder or (iii) of Holdings, the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this Section 5.10 shall not prohibit any limitations:

(a) incurred or provided in favor of any holder of Indebtedness secured by Liens permitted under paragraph (b) of the definition of “Permitted Liens” (and any refinancings, refundings, renewals or extensions thereof permitted under Section 5.1(u), (k) or (m) solely to the extent any such limitation relates to the property financed by or the subject of such Indebtedness and any proceeds of, accessions to, or substitutions of similar value for such property;

(b) existing by reason of provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, partnership agreements and other agreements that customarily restrict the same;

(c) that are or were created by virtue of any sale or transfer of, agreement to sell or transfer or option or right with respect to any property or assets (including the capital stock of any Person) not otherwise prohibited under this Agreement;

(d) under any agreement, instrument or contract affecting property or a Person at the time such property or Person was acquired by the Borrower or any of its Subsidiaries, so long as such restriction relates solely to the property or Person so acquired and was not created in connection with or in anticipation of such acquisition;

(e) in effect on the date hereof and set forth on Schedule 5.10 so long as the consequences of violating any such limitations would not reasonably be expected to have a Material Adverse Effect;

(f) with respect to clause (iii) above, to the extent such Contractual Obligation permits the creation, incurrence, assumption or existence of a Lien on property of the Borrower or any Subsidiary (x) to secure Obligations (including Loans) in favor of the Collateral Agent on behalf of the Secured Parties under this Agreement and (y) to secure amounts due under one or more other financing arrangements that refinance, refund, renew, extend or otherwise replace this Agreement in whole or in part in favor of lenders or other holders of indebtedness (or an agent on behalf of such lenders or holders) (or any subsequent refinancings, refundings, renewals, extensions or replacements of any such arrangements);

(g) under any document, instrument or agreement entered into in connection with Indebtedness permitted under Sections 5.1(c), (g), (k), (m), (n), (v) or (t) (to the extent related to any of the foregoing);

(h) pursuant to applicable Law; or

(i) pursuant to this Agreement and the other Loan Documents.

5.11	Amendments of Organization Documents and Indebtedness Agreements

No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement or instrument governing or evidencing the Senior Secured Notes or the First Lien Note Documents or (b) its organization documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders; provided that (i) this provision shall not apply to any amendment, modification or waiver in connection with the Skate Acquisition; and (ii) any amendment, modification, supplement or waiver of the Senior Secured Note Documents or the First Lien Note Documents that is made solely for the purpose of issuing additional notes that are permitted under Section 5.1 shall not be considered adverse to the Lenders.

5.12	Pension Plan Compliance

No Loan Party will (a) terminate or wind up any Pension Plan or take any action to do any of the foregoing, (b) except in connection with the Skate Acquisition, establish any Pension Plan or take any other action not referred to in (a) above, with respect to a Pension Plan, except where such establishment or other action, solely or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, Multi-Employer Plan or agreement relating thereto or agreement relating thereto or applicable Laws, the Loan Party is required to pay as contributions thereto, (d) except in connection with the Skate Acquisition, contribute to or assume an obligation to contribute to any new Multi-Employer Plan or any new Pension Plan that could reasonably be expected to result in any material liability to any Loan Party, unless consented to by the Administrative Agent or (e) otherwise fail to comply with any provision of any Pension Plan, except where such failure would not reasonably be expected to have a Material Adverse Effect.

5.13	Increase in Defined Benefit Plans

No Loan Party will (a) increase the benefits under any Defined Benefit Plan other than as may be required by the terms of such plan in effect as of the Closing Date, applicable collective agreement in effect as of the Closing Date or by applicable Law, or (b) otherwise amend the terms of any Defined Benefit Plan, except in connection with the Skate Acquisition or to the extent that such amendment would not reasonably be expected to have a Material Adverse Effect.

5.14	Capital Expenditure

No Loan Party will, nor will permit any of its Subsidiaries to, make Capital Expenditures in excess of $50,000,000 for each fiscal year of Holdings, provided, that (a) such amount, if not so expended in the fiscal year for which it is permitted, may be carried over (the “Capital Expenditure Carryover Amount”) for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this

Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

5.15	Issuance of Shares

The Borrower will not authorize or issue (a) any Equity Securities to any Person which would result in a Change of Control, or (b) any preferred shares or other Equity Securities having a mandatory redemption right existing with regard thereto which could become operative on or before the Revolving Credit Maturity Date.

5.16	Changes in Accounting, Name or Jurisdiction of Organization

Holdings will not (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or (ii) change its Fiscal Year or method for determining its Fiscal Quarters.

5.17	Counter-Terrorism Regulations Anti-Money Laundering

The Borrower shall not fail to comply in all material respects with laws and regulations referred to in Section 3.22.

5.18	Hazardous Materials

The Borrower shall not cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise, in each if it would have a Material Adverse Effect.

ARTICLE VI.

EVENTS OF DEFAULT

6.1	Events of Default

Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder or any other amount payable hereunder or under any other Loan Document;

(b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.3(a), 4.4, 4.7, 4.10, 4.12 or 4.18 or Article V or, at any time the weekly reporting requirement under subclauses (x) or (y) of Section 4.2(d) is in effect, Section 4.2(d);

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days (or, with respect to Section 4.2(d), five (5) days) after the earlier of (i) knowledge by a Responsible Officer of the Borrower or Holdings of such failure or (ii) written notice thereof from the Administrative Agent to the Borrower;

(d) Representation or Warranty. Any representation, warranty or certification by or on behalf of the Borrower or any other Loan Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by it, or its Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(e) Cross-Default. Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (beyond the applicable grace period with respect thereto) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Senior Secured Notes, the First Lien Notes or in respect of any Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition, beyond the applicable grace period with respect thereto, relating to the Senior Secured Notes, the First Lien Notes or relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto of not less than the Threshold Amount, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of the Senior Secured Notes, the First Lien Notes or such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), as applicable, to cause, with the giving of notice or the lapse of time if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made (other than (in the case of any such offer to repurchase, prepayment, defeasance or redemption) to the extent made with proceeds from the disposition of assets (x) subject to Liens securing such other Indebtedness that have priority to the Liens, if any, on the same assets securing the Obligations hereunder, and (y) subject to the Liens securing the First Lien Notes and Second Lien Notes, provided that, in each case, such disposition is permitted by the terms of such Indebtedness), prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;

(f) Insolvency; Voluntary Proceedings. Any Loan Party:

(i) becomes insolvent, or generally unable or admit in writing their inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person(s) and is not released, vacated or fully bonded within 30 days after its issue or levy.

(ii) proposes a compromise or arrangement between it and any class of its creditors;

(iii) commits an act of bankruptcy under the BIA, or makes an assignment of its property for the general benefit of its creditors under the BIA, or makes a proposal (or files a notice of its intention to do so) under the BIA;

(iv) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the BIA, the Companies’ Creditors Arrangement Act (Canada) and any applicable corporations legislation) or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(v) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or

(vi) threatens to do any of the foregoing, or takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Subsection 6.1(f) or in Subsection 6.1(g), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof,

(g) Involuntary Proceedings. Any petition is filed, application made or other proceeding instituted against or in respect of any Loan Party:

(i) seeking to adjudicate it an insolvent;

(ii) seeking a receiving order against it under the BIA;

(iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the BIA, the Companies’ Creditors Arrangement Act (Canada) and any applicable corporations legislation) or at common law or in equity; or

(iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property;

and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof, provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against such Loan Party thereunder in the interim, such grace period will cease to apply, and provided further that if such Loan Party files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(h) Insolvency (continued). Any other event which, under the Laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either Subsections 6.1(f) or 6.1(g);

(i) Monetary Judgments. There is entered against any Loan Party or any Subsidiary thereof any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal within a period of sixty (60) days;

(j) Collateral. Any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien (with the priority set forth in the ABL Intercreditor Agreement and subject to Permitted Liens) on the Collateral purported to be covered thereby except to the extent that any such loss of perfection or priority results from limitations of foreign laws, rules and regulations as they apply to pledges of capital stock in foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.

(k) Change of Control. A Change of Control shall occur.

(l) Invalidity of Loan Documents. Any material portion of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document.

(m) ABL Intercreditor Agreement. The ABL Intercreditor Agreement ceases to remain in full force and effect; or any party thereto contests in writing the enforceability or validity thereof; or any party thereto denies in writing that it has any or further liability or obligation thereunder.

6.2	Remedies

Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, and shall at the request of the Required Lenders:

(a) declare all or any portion of the Commitment of each Lender to make Loans (and of any Issuing Bank to issue Letters of Credit) to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all LC Exposure, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

(c) exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Subsections 6.1(f), 6.1(g) or 6.1(h) above (in the case of Subsection 6.1(g), upon the expiration of the forty-five (45) day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Agent or Lender.

6.3	Application of Funds

After the exercise of remedies provided for in Section 6.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, subject to the ABL Intercreditor Agreement:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and/or the Collateral Agent and amounts payable under Article I) payable to the Administrative Agent and/or the Collateral Agent in their respective capacities as such under any Loan Document;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, any Issuing Bank or the Swingline Lender (including reasonable fees, charges and disbursements of counsel to the respective Lenders and/or Issuing Banks and amounts payable under Article I), rateably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on Protective Advances;

Fourth, to payment of that portion of the Obligations constituting principal on Protective Advances;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans, Swingline Loans and unreimbursed LC Disbursements;

Sixth, to payment of Revolving Loans, Swingline Loans and other LC Disbursements, rateably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to pay an amount to the Administrative Agent equal to 105% of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations; and

Eighth, to payment of any other Obligation due to the Administrative Agent or any other Secured Party; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

6.4	Rights Not Exclusive

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VII.

THE AGENTS

7.1	Appointment of Agents

(a) Each Lender (and, in respect of the Security Documents, the Administrative Agent and the Collateral Agent) hereby designates The Bank of Nova Scotia as Administrative Agent and Collateral Agent to act as herein specified and as specified in the other Loan Documents. Each Lender (and, in respect of the Security Documents, each of the Administrative Agent and the Collateral Agent) hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Administrative Agent and the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto. Each of the Administrative Agent and the Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

(b) Subject in all cases to the ABL Intercreditor Agreement, but without limiting the generality of clause 7.1(a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and Administrative Agent), and is hereby authorized, to (i) act as collateral agent for each of the Administrative Agent and Lenders for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (ii) manage, supervise and otherwise deal with the Collateral, (iii) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (iv) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders and Administrative Agent with respect to the Collateral, whether under the Loan Documents, applicable Law or otherwise and (v) execute any amendment, consent or waiver under the Security Documents or other document to which the Collateral Agent is a party, subject to the required level of Lender approval, if applicable, in accordance with Section 8.2 of this Agreement; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent, the Lenders and the Administrative Agent for purposes of the perfection of Liens with respect to any deposit account maintained by the Borrower with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

7.2	Articles of CCQ not Applicable

The mandate of the Agents under this Agreement is not governed by the provisions of Articles 2138 to 2148 of the Civil Code of Québec and each Loan Party hereby expressly renounces to the benefit of each and every one of such Articles.

7.3	Limitations of Duties of Agents

The Administrative Agent and the Collateral Agent shall have no duties or responsibilities except those expressly set out with respect to the Administrative Agent and the Collateral Agent in this Agreement and as specified in the other Loan Documents. None of the Administrative Agent, the Collateral Agent nor any of their respective Related Persons shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or wilful misconduct. The duties of the Administrative Agent and the Collateral Agent shall be mechanical and administrative in nature; the Administrative Agent and the Collateral

Agent shall not have, by reason of this Agreement or the other Loan Documents, a fiduciary relationship in respect of any Lender. Nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Collateral Agent any obligations in respect of this Agreement except as expressly set out herein. The Administrative Agent and the Collateral Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to this Agreement or the other Loan Documents unless it is requested in writing to do so by the Required Lenders.

7.4	Lack of Reliance on the Agents

(a) Independent Investigation. Independently, and without reliance upon the Administrative Agent or the Collateral Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower, and, except as expressly provided in this Agreement and the other Loan Documents, the Administrative Agent and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the Transactions or at any time or times thereafter.

(b) Agents Not Responsible. The Administrative Agent and the Collateral Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the other Loan Documents or the financial condition of any Loan Party and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Loan Documents, or the financial condition of any Loan Party and its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

7.5	Certain Rights of the Agents

If an Agent shall request instructions from the Lenders or the Required Lenders (as the case may be) with respect to any act or action (including the failure to act) in connection with this Agreement or the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received written instructions from the Lenders or the Required Lenders, as applicable, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or refraining from acting under this Agreement and the other Loan Documents in accordance with the instructions of the Required Lenders, or, to the extent required by Section 8.2, all of the Lenders.

7.6	Reliance by Agents

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, electronic mail, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Each Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

7.7	Indemnification of Agents

To the extent the Administrative Agent or the Collateral Agent is not reimbursed and indemnified by the Loan Parties, each Lender will reimburse and indemnify the Administrative Agent and the Collateral Agent, in proportion to its aggregate Applicable Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct.

7.8	The Agents in their Individual Capacities

With respect to its obligations under this Agreement and the Loans made by it, The Bank of Nova Scotia, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, includes The Bank of Nova Scotia in its capacity as a Lender hereunder. The Administrative Agent and the Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Loan Party or any affiliate of the any Loan Party as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

7.9	May Treat Lender as Owner

The Borrower, the Administrative Agent and the Collateral Agent may deem and treat each Lender as the owner of the Loans recorded on the Register maintained pursuant to Section 1.3(b) for all purposes hereof until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Loan shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

7.10	Successor Agents

(a) Agent Resignation or Removal. The Administrative Agent may resign at any time by giving notice thereof to the Collateral Agent, the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. The Collateral Agent may resign at any time by giving notice thereof to the Administrative Agent, the Lenders and the Borrower, and the Collateral Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders (if no Event of Default then exists, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ election to remove the existing Administrative Agent, then the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent. Upon removal or resignation, the Collateral Agent shall take such action as may be reasonably necessary to assign to a new Collateral Agent all of its interest in the Security Documents together with its position as agent thereunder for and on behalf of the Lenders and the Administrative Agent.

(b) Rights, Powers, etc. (Administrative Agent). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the applicable Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the applicable Loan Documents.

(c) Rights, Powers, etc. (Collateral Agent). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the applicable Loan Documents. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the applicable Loan Documents.

7.11	No Independent Legal Actions by Lenders

No Lender may take any independent legal action to enforce any obligation of any Loan Party hereunder. Each Lender hereby acknowledges that, to the extent permitted by applicable Law, the Loan Documents and the remedies provided thereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally, and further acknowledges that each Lender’s rights hereunder and under the Loan Documents are to be exercised collectively, not severally, by the Administrative Agent or Collateral Agent, as applicable, acting in accordance with the Loan Documents and, where applicable, upon the decision of the Required Lenders (or, if expressly required herein, by a greater proportion of the Lenders). Accordingly, notwithstanding any of the provisions contained herein or in the Loan Documents, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder, including any declaration of default hereunder or thereunder, but that any such action shall be taken, as applicable, only by the Collateral Agent or the Administrative Agent, as applicable, with the prior written agreement of the Required Lenders (or, if expressly required herein, a greater proportion of the Lenders), provided that, notwithstanding the foregoing, in the absence of instructions from the Lenders, as applicable, and where in the sole opinion of the Collateral Agent or the Administrative Agent, as applicable, the exigencies of the situation so warrant such action, the Collateral Agent or the Administrative Agent may without notice to or consent of the Agents or the Lenders, as applicable, take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. Each Lender hereby further covenants and agrees that upon any such written consent being given by the Required Lenders (or, if expressly required herein, a greater proportion of the Lenders) it shall co-operate fully with the Collateral Agent or Administrative Agent, as applicable, to the extent requested by the Collateral Agent or Administrative Agent, and each Lender further covenants and agrees that all proceeds from the realization of the Security Documents, to the extent permitted by applicable Law, are held for the benefit of all of the Agents and the Lenders and shall be shared among the Lenders rateably in accordance with this Agreement, and each Lender acknowledges that all costs of any such realization (including all amounts for which the Collateral Agent or the Administrative Agent is required to be indemnified under the provisions hereof) shall be shared among the Lenders rateably in accordance with this Agreement. Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, so as to fully carry out the intent and purpose of this Section 7.11 and each Lender hereby covenants and agrees that it shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrower hereunder or under the other Loan Documents, or any other document, instrument, writing or agreement ancillary hereto or thereto, other than such security as is provided hereunder or thereunder, and that it shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Revolving Credit, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement, as the case may be.

Notwithstanding the foregoing, where a Security Document is granted in favour of a Lender only (as permitted pursuant to Subsections 2.1(h) and 7.1(b)), such Lender’s rights thereunder are to be exercised by such Lender upon the decision of the Collateral Agent, and the rights, privileges and obligations set forth in the immediately preceding paragraph for or to the benefit of the Collateral Agent or the Administrative Agent, shall apply, with necessary modifications, to such Lender exercising its rights under a Security Document.

7.12	Quebec Security

For greater certainty, and without limiting the powers of the Administrative Agent or the Collateral Agent, or any other Person acting as an agent or mandatary for such Agents hereunder or under any of the other Loan Documents, the Borrower hereby acknowledges that, for purposes of holding any security granted by it on property pursuant to the laws of the Province of Quebec to secure its obligations under any bond, debenture or other title of indebtedness, the Collateral Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Québec) for (i) all present and future Lenders and Agents, and (ii) in particular for all present and future holders of any such bond, debenture or other title of indebtedness. The Borrower hereby acknowledges that Collateral Agent may hold any such bonds, debentures or other titles of indebtedness, and may act as mandatary in connection therewith, for and on behalf of all present and future Lenders and Agents. Each Lender and, where applicable, an Affiliate of a Lender, and each Agent hereby irrevocably constitute, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Québec) in order to hold security granted by the Borrower in the Province of Quebec to secure its obligations under any bond, debenture or other title of indebtedness issued by it, and hereby agree that Collateral Agent may act as holder and mandatary (i.e. agent) for the Lenders and, where applicable, an Affiliate of a Lender, and the Agent in respect of any such bond, debenture or other title of indebtedness that may be pledged in favour of Collateral Agent, for the benefit of the Lenders, and, where applicable, an Affiliate of a Lender, and the Agents. Each assignee of a Lender, and each successor Collateral Agent and each successor Administrative Agent, shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) and mandatary (i.e. agent) for the Lenders and Agents in respect of any bond, debenture or other title of indebtedness that may be issued by the Borrower and pledged in favour of Collateral Agent, for the benefit of Lenders and Agents, by execution of an Assignment and Assumption. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), the Collateral Agent may acquire and be the holder of any bond, debenture or other title of indebtedness issued by the Borrower (i.e. Collateral Agent, as holder of an irrevocable power of attorney (fondé de pouvoir) may acquire and hold the first bond, debenture or other title of indebtedness issued under any deed of hypothec of other security granted by the Borrower and held by the Collateral Agent). The Borrower hereby acknowledges that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec. The execution by Collateral Agent, acting as holder of an irrevocable power of attorney (fondé de pouvoir) and mandatary, prior to this Agreement of any deeds of hypothec, pledges or other security and any documents ancillary thereto is hereby ratified and confirmed.

7.13	Authorization for Intercreditor Agreement

The Lenders irrevocably authorize the Collateral Agent to enter into and perform its obligations under the ABL Intercreditor Agreement and any accessions, amendments, restatements, supplements or other modifications thereto approved in accordance with the terms thereof. The Lenders acknowledge that the Collateral Agent will be required to accede to the ABL Intercreditor Agreement on behalf of the Lenders.

ARTICLE VIII.

MISCELLANEOUS

8.1	Notices

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph 8.1(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile in each case to the addressee, as follows:

(i)	if to the Borrower:

Postmedia Network Inc.

365 Bloor Street East, 12th Floor,

Toronto, ON, Canada

M4W 3L4

Attention: Doug Lamb and Jeffrey Haar

Facsimile: (416) 383-2463

(ii)	if to the Administrative Agent:

The Bank of Nova Scotia

40 King Street West, 62nd Floor

Toronto, ON, Canada

M5W 2X6

Attention: Rob King, Managing Director, Corporate Banking

Facsimile: (416) 866-2010

(iii)	if to the Collateral Agent:

The Bank of Nova Scotia

40 King Street West, 62nd Floor

Toronto, ON, Canada

M5W 2X6

Attention: Rob King, Managing Director, Corporate

Banking

Facsimile: (416) 866-2010

(iv) if to any Lender, to it at its address (or facsimile number) set out opposite its name in the execution page(s) of this Agreement.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article I unless otherwise agreed by the Administrative Agent and the applicable Lender. An Agent or the Borrower may, in its discretion, agree to accept notices and other communication to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

8.2	Waivers; Amendments; Release of Collateral

(a) No failure or delay by an Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Subsection 8.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether either Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and Holdings, the Borrower and any other applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i) increase the Revolving Loan Commitment of any Lender without the written consent of such Lender;

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or LC Disbursement or postpone the scheduled date of expiration of any Revolving Loan Commitment hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount (excluding any charge as a result of a reduction in the level set forth in the definition of “Applicable Rate”);

(iv) change any provision of this Section 8.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(v) except in connection with a disposition permitted under Section 5.3, release all or substantially all of the value of the Guarantee, without the written consent of each Lender; or

(vi) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of each Lender; or

(vii) increase the advance rates set forth in the definitions of Borrowing Base, without the written consent of each Lender; or

(viii) add new categories of eligible assets or make changes affecting any Borrowing Base eligibility criteria that have the effect of increasing Aggregate Availability without the written consent of the Collateral Agent and the Required Lenders; or

(ix) waive a Default or Event of Default pursuant to clauses (a), (e), (f), (g) or (h) of Section 6.1, without the consent of the Required Lenders and the Collateral Agent; or

(x) amend, waive or otherwise modify any provision of Sections 1.13 and 6.3, without the consent of the Required Lenders and the Collateral Agent; or

(xi) amend, waive or otherwise modify any provision of the ABL Intercreditor Agreement, without the consent of the Required Lenders and the Collateral Agent;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Banks, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Banks, as applicable, under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Non-Funding Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(c) Release of Liens on Collateral

(i) The Liens on the Collateral shall automatically and without the need for any further action by any Person be released:

(A)	in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Borrower or any Guarantor (other than to the Borrower or another Guarantor) in a transaction not prohibited by this Agreement or the Security Documents at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Agreement, concurrently with the release of such Guarantee (including, in connection with the designation of a Subsidiary as an Excluded Subsidiary)

(B)	in part, in accordance with the applicable provisions of the Security Documents and the ABL Intercreditor Agreement.

(ii) With respect to the release of any Property for which a specific discharge is required, the Borrower and each Guarantor shall furnish to the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents and this Agreement:

(A)	an Officer’s Certificate requesting such release;

(B)	an Officer’s Certificate and an opinion of counsel to the effect that all conditions precedent provided for in this Agreement and the Security Documents to such release have been complied with; and

(C)	a form of such release (which release shall be in form reasonably satisfactory to the Collateral Agent and shall provide that the requested release is without recourse or warranty to the Collateral Agent or other Secured Parties).

Upon compliance by the Borrower or the Guarantors, as the case may be, with the conditions precedent set forth above, the Collateral Agent shall promptly cause to be released and reconveyed to the Borrower, or the Guarantors, as the case may be, the released Collateral, and the Collateral Agent shall execute and deliver such documents and instruments prepared by the Borrower as the Borrower and the Guarantors may reasonably request to evidence such release without the consent of the other Secured Parties.

8.3	Expenses; Indemnity; Damage Waiver

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Related Persons, including the reasonable fees, charges, disbursements and all applicable taxes thereon of counsel for the Agents in each applicable jurisdiction, in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents, (ii) all reasonable out-of-pocket expenses incurred by the Agents and its Related Persons, including the reasonable fees, charges, disbursements and applicable Taxes thereon of one counsel for the Agents in each applicable jurisdiction, in connection with any amendments, modifications or waivers of the provisions hereof or of any of the other Loan Documents, (whether or not the transactions contemplated hereby or thereby shall be consummated), and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender, including the fees, charges, disbursements and applicable Taxes thereon of any counsel for the Agents or any Lender in each applicable jurisdiction, in connection with the enforcement or protection of their rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower and each Guarantor shall indemnify the Administrative Agent, the Collateral Agent and each Lender, as well as each Related Person and each assignee of any of the foregoing Persons (each such Person and each such assignee being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses and reasonable fees, charges, disbursements and applicable Taxes thereon of counsel) to which any Indemnitee may become subject arising out of or in connection with (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, and the consummation of the Transactions or any other transactions thereunder, (ii) any Release on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, (iv) any other aspect of this Agreement and the other Loan Documents, or (v) the enforcement of any Indemnitee’s rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence) or wilful misconduct of or material breach of this Agreement by such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid under Subsections 8.3(a) or 8.3(b), each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent or any such Indemnitee (as applicable) such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent, in its capacity as such.

(d) No Loan Party shall assert, and each hereby waives (to the fullest extent permitted by applicable Law), any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document, or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) Any inspection of any property of any Loan Party made by or through an Agent or any Lender is for purposes of administration of the Revolving Credit only, and no Loan Party is entitled to rely upon the same (whether or not such inspections are at the expense of such Loan Party).

(f) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent, the Collateral Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent, the Collateral Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent, the Collateral Agent or the Lenders.

(g) The relationship between the Borrower and the Agents and the Lenders is, and shall at all times remain, solely that of borrower and lenders. Neither an Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of the Borrower or its Affiliates. Neither an Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or its Affiliates, or to owe any fiduciary duty to the Borrower or its Affiliates. Neither an Agent nor the Lenders undertake or assume any responsibility or duty to the Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Borrower or its Affiliates of any matter in connection with their property or the operations of the Borrower or its Affiliates. The Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by an Agent or the Lenders in connection with such matters is solely for the protection of the Agents and the Lenders, and neither the Borrower nor any other Person is entitled to rely thereon.

(h) The Agents and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of the Borrower and/or its Affiliates and the Borrower hereby indemnifies and holds each Agent and the Lenders harmless on the terms set out in Subsection 8.3(b) from any such loss, damage, liability or claim.

(i) This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders in connection with the Loans, and is made for the sole benefit of the Loan Parties, the Agents and the Lenders, and the Administrative Agent’s and each Lender’s successors and assigns. Except as provided in Subsection 8.3(b) and Section 8.4, no other Person shall have any rights of any nature hereunder or by reason hereof.

(j) All amounts due under this Section 8.3 shall be payable not later than three (3) Business Days after written demand therefor.

8.4	Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 8.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single assignee) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its

Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment of any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); and provided further that (ii) the Borrower’s consent shall be required except with respect to any assignment made at any time after the occurrence and during the continuance of an Event of Default, (iii) except in the case of an assignment to a Lender or a Lender Affiliate or an Approved Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Assumption relating to such assignment is delivered to the Administrative Agent) shall not be less than Cdn.$5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent in writing and the amount held by each Lender after each such assignment shall not be less than Cdn.$5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent in writing, (iv) each partial assignment in respect of a Commitment and the related Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Commitment and the related Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (except in the case of an assignment to a Lender or a Lender Affiliate or an Approved Fund of any Lender) a processing and recordation fee of Cdn.$5,000, payable by the assigning Lender, (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. The Administrative Agent shall provide the Borrower and each Lender with written notice of any change in (or new) address of a Lender disclosed in an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to Subsection 8.4(b), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have all of the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 7.3, 9.1 and 9.2). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 8.4(e).

Concurrently with any assignment in favour of any such assignee who is not, at the time of the assignment, party to this Agreement, each Loan Party shall, if requested to do so by an Agent, acknowledge that such assignee is entitled to the benefit of such Security Documents.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Subsection 8.4(b) and any written consent to such assignment required by Subsection 8.4(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Subsection 8.4(d).

(e) Any Lender may, without notice to the Borrower or the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) each Loan Party, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Subsection 8.2(b) that affects such Participant. Subject to Subsection 8.4(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.1, 9.2 and 7.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Subsection 8.4(e). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 8.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 1.13 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Sections 9.1 and 9.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and Section 8.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Any assignment or grant of a participation pursuant to Section 8.4 shall constitute neither a repayment by the Borrower to the assigning or granting Lender of any Loan included therein, nor a new advance of any such Loan to the Borrower by such Lender or by the Assignee or Participant, as the case may be. The parties acknowledge that the Borrower’s obligations hereunder with respect to any such Loans will continue and will not constitute new obligations as a result of such assignment or participation.

8.5	Survival

All covenants, agreements, representations and warranties made by any Loan Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that an Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. All indemnities contained herein and Article VIII shall survive and remain in full force and effect, regardless of the consummation of the Transactions, the repayment of the Loans, the termination of the Commitments or the termination of this Agreement or any provision hereof.

8.6	Counterparts; Integration; Effectiveness

This Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which when so executed shall constitute an original, but all of which when taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 2.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed original counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed original counterpart of this Agreement.

8.7	Severability

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.8	Right of Set Off

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off or compensate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the obligations of the Borrower or a Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this section are in addition to other rights and remedies (including other rights of set off or compensate) which such Lender may have.

8.9	Sharing of Payments etc

If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable PPSA or the Uniform Commercial Code) of Collateral, or from the proceeds of realization of security under the Bank Act) other than pursuant to Article IX and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the applicable Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by the applicable Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to the applicable Agent in an amount that would satisfy the cash collateral requirements set forth in Subsection 1.14(e).

8.10	Governing Law; Jurisdiction; Consent to Service of Process

(a) This Agreement shall be construed in accordance with and governed by the Laws of the Province of Ontario and the laws of Canada applicable therein.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Courts of the Province of Ontario, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or any other Loan Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Province of Ontario. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any other jurisdiction.

(c) Each Loan Party party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Subsection 8.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, any forum non conveniens defence to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

8.11	Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG

OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.12	Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.13	Confidentiality

Each of the Administrative Agent, the Collateral Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to each of their Affiliates, directors, officers, employees, agents and advisors, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or other Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, to any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this section, or (ii) becomes available to the Administrative Agent, the Collateral Agent, or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this section, “Information” means all information received from any Loan Party relating to such Loan Party, any of its Subsidiaries, or their respective business, other than any such information that is available to the Administrative Agent, the Collateral Agent, or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified as confidential in writing at the time of delivery. Any Person required to maintain the confidentiality of Information as provided in this section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For clarity all information contained herein or otherwise disclosed relating to the Skate Acquisition shall form part of the “Information” regardless of when disclosed.

8.14	Interpretation

This Agreement is the result of negotiations among and has been reviewed by counsel to the Borrower, Agents, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agents merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 8.10 and 8.11.

8.15	No Third Parties Benefited

This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the other Loan Parties party hereto, the Lenders, the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agents nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

8.16	Entire Agreement; Release; Survival

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND AMEND AND RESTATE, WITHOUT NOVATION, ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING THE BORROWER AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Borrower constitutes a full, complete and irrevocable release of any and all claims which the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favour.

(c) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 8.16, Section 8.3 (Expenses, Indemnity, Damage Waiver), Article VII (Agents) and Article IX (Taxes, Yield Protection and Illegality), in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

8.17	Anti-Money Laundering Legislation

The Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Patriot Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and Agents may be required to obtain, verify and record information regarding the Borrower, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrower, and the transactions contemplated hereby. The Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

If an Agent has ascertained the identity of the Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then such Agent:

(a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and such Agent within the meaning of applicable AML Legislation; and

(b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that each Agent has no obligation to ascertain the identity of the Borrower or any authorized signatories of the Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrower or any such authorized signatory in doing so.

8.18	Actions in Concert

Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Loan Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agents or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agents or Required Lenders.

ARTICLE IX.

TAXES, YIELD PROTECTION AND ILLEGALITY

9.1	Taxes

(a) Except as otherwise provided in this Section 9.1, each payment by a Loan Party under any Loan Document shall be made free and clear of all present or future Taxes other than Excluded Taxes and all Liabilities with respect thereto (and without deduction for any of them) (collectively, the “Indemnified Taxes”).

(b) Notwithstanding anything herein to the contrary, if any Indemnified Taxes shall be required by Law to be deducted from or in respect of any amount payable under any Loan Document to any Lender (i) such amount shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section 9.1), such Lender receives the amount it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the Borrower shall deliver to Administrative Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Administrative Agent.

(c) In addition, each Loan Party shall pay, and authorizes Agents to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Other Taxes such Loan Party, such Loan Party shall furnish to Administrative Agent, at its address referred to in Section 8.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Administrative Agent.

(d) The Borrower shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Administrative Agent), each Lender for all Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.1) paid by such Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. A certificate of the Lender (or of Administrative Agent on behalf of such Lender) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Administrative Agent and such Lender may use any reasonable averaging and attribution methods.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 9.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the reasonable opinion of such Lender, be otherwise disadvantageous to such Lender.

9.2	Increased Costs and Reduction of Return

(a) If any Lender shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, the Lender shall be subject to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (h) of the definition of Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs of such Taxes; provided, that the Borrower shall not be required to compensate any Lender pursuant to this Subsection 9.2 for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrower, in writing of the increased costs and of such Lender’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender (or its Lending Office) or any entity controlling the Lender with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such or any entity controlling such Lender and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to administrative Agent), the Borrower shall pay to such Lender from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender (or the entity controlling the Lender) for such increase; provided, that the Borrower shall not be required to compensate any Lender pursuant to this Subsection 9.2(b) for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower, in writing of the amounts and of such Lender’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Requirement of Law under Subsection 9.1 above and/or a change in Capital Adequacy Regulation under Subsection 9.2(b) above, as applicable, regardless of the date enacted, adopted or issued.

9.3	Certificates of Lenders

Any Lender claiming reimbursement or compensation pursuant to this Article IX shall deliver to the Borrower (with a copy to Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE X.

INTERPRETATIVE PROVISIONS

10.1	Other Interpretive Provisions

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the PPSA shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

10.2	Accounting Terms and Principles

All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by a Loan Party shall be given effect for purposes of measuring compliance with any provision of Article V unless the Loan Parties, Agents and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

10.3	Payments

Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by the Borrower. Any such determination or redetermination by Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Lender or the Borrower and no other currency conversion shall change or release any obligation of the Borrower or of any Lender (other than Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

10.4	Currency Matters

Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Canadian Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of Canadian Dollars on the date of calculation, comparison, measurement or determination.

10.5	Judgment Currency

(a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.5 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.5 being hereinafter in this Section 10.5 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Subsection 10.5, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this Subsection 10.5(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this Section 10.5 means the rate of exchange at which Administrative Agent, on the relevant date at or about 12:00 noon, Toronto time, would be prepared to sell, in accordance with Agent’s normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

(d) Unless otherwise specified, all references to dollar amounts in this Agreement shall mean Canadian Dollars.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

POSTMEDIA NETWORK INC.

By:	/s/ Jeffrey Haar
Name:	Jeffrey Haar
Title:	Executive Vice President, Legal and General Counsel

By:	/s/ Doug Lamb
Name:	Doug Lamb
Title:	Executive Vice President and Chief Financial Officer

POSTMEDIA NETWORK CANADA CORP.

By:	/s/ Jeffrey Haar
Name:	Jeffrey Haar
Title:	Executive Vice President, Legal and General Counsel

By:	/s/ Doug Lamb
Name:	Doug Lamb
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NOVA SCOTIA, as Administrative Agent and Collateral Agent

By:	/s/ Rob King
Name:	Rob King
Title:	Managing Director, Corporate Banking

By:	/s/ Eddy Popp
Name:	Eddy Popp
Title:	Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Rob King
Name:	Rob King
Title:	Managing Director, Corporate Banking

By:	/s/ Eddy Popp
Name:	Eddy Popp
Title:	Director

ROYAL BANK OF CANADA, as Lender

By:	/s/ Felix Mednikov
Name:	Felix Mednikov
Title:	Attorney In Fact

By:	/s/ Robert S. Kizell
Name:	Robert S. Kizell
Title:	Attorney In Fact

Annex A

Definitions

The following terms have the following meanings:

“ABL Intercreditor Agreement” means the Intercreditor Agreement dated as of July 13, 2010 and amended as of August 16, 2012 and the date hereof, between the Collateral Agent on behalf of the Secured Parties, the trustee under the First Lien Notes Documentation on behalf of the holders of First Lien Notes and the trustee under the Senior Secured Notes Documentation on behalf of the holders of the Senior Secured Notes, and as amended, modified, restated or supplemented from time to time.

“ABL Priority Collateral” has the meaning set forth therein in the ABL Intercreditor Agreement.

“Account” has the meaning set forth in the ABL Intercreditor Agreement.

“Account Debtor” means the customer of a Person who is obligated on or under an Account.

“Additional Available Amount” means, on any date of measurement:

(a) 50% of the amount of Cumulative Excess Cash Flow on such date; plus

(b) the cumulative amount of proceeds (including cash and the fair market value of property other than cash) received by the Borrower since the Closing Date as a contribution to its equity capital or from the issue of Equity Securities of Holdings; plus

(c) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) received by the Loan Parties or any Subsidiary in respect of any Investments made pursuant to Section 5.5(q)(ii); minus

(d) the amount of Additional Available Amounts used to fund Restricted Payments pursuant to Section 5.7(i) and Investments pursuant to Section 5.5(q)(ii).

“Adjusted Eligible Accounts” means, at any time, the Eligible Accounts at such time minus the Dilution Reserve at such time.

“Adjusted Interest Coverage Ratio” means, with respect to the Borrower for any period, the ratio of (a) 85% of the Consolidated EBITDA of the Borrower to (b) Consolidated Interest Charges of the Borrower. If Holdings, the Borrower or a Subsidiary has incurred, redeemed, retired or extinguished any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has

Annex A- 1

been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Adjusted Interest Coverage Ratio or Interest Coverage Ratio is being calculated but prior to or substantially concurrently with the event for which the calculation of the Adjusted Interest Coverage Ratio or Interest Coverage Ratio is made, then such ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of debt, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of the Adjusted Interest Coverage Ratio or Interest Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Holdings, the Borrower or any of their Subsidiaries during a four-quarter period or subsequent to such reference period but prior to the applicable calculation date shall be deemed to have occurred on the first day of the relevant four-quarter period. If since the beginning of such period any Person that was subsequently amalgamated with Holdings, the Borrower or a Subsidiary thereof shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposal of operations that would have required adjustment pursuant to the prior sentence, then the applicable ratio shall be calculated giving pro-forma effect thereto for such period as if the transaction had occurred on the first day of the applicable four quarter period.

“Adjusted Interest Coverage Ratio Projections” has the meaning set out in Subsection 2.1(q)(ii).

“Administrative Agent” means The Bank of Nova Scotia, in its capacity as administrative agent for the Lenders hereunder, or any successor Administrative Agent appointed pursuant to Section 7.10.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, such Person.

“Agents” means each of the Administrative Agent and the Collateral Agent and “Agent” means either of them.

“Aggregate Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Loan Commitments of all Lenders and (ii) the Borrowing Base, in each case at such time, minus (b) the Aggregate Credit Exposure of all Lenders at such time.

“Aggregate Credit Exposure” mean, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans, plus (b) the LC Exposure.

Annex A- 2

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $20,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Agreement” means this credit agreement.

“AML Legislation” has the meaning ascribed thereto in Section 8.17.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below, based upon the daily average Commitment Utilization Percentage during the most recent fiscal quarter of the Borrower:

Level	Commitment Utilization Percentage	Applicable Commitment Fee Rate
I	> 50%	[REDACTED] [Commercially sensitive]
II	≤ 50%	[REDACTED] [Commercially sensitive]

“Applicable Percentage” means with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment. If any Commitments have terminated or expired, the Applicable Percentages in respect of the terminated or expired Commitments shall be determined based upon the relevant Commitments most recently in effect (i.e., prior to their termination or expiry), giving effect to any assignments.

“Applicable Rate” means, for any day with respect to any Canadian Prime Loan or CDOR Rate Loan, as the case may be, the applicable rate per annum set forth below under the caption “Canadian Prime Spread” or “CDOR Spread”, as the case may be, based upon the Average Availability:

Level	Average Availability	CDOR Rate Spread	Canadian Prime Rate Spread

I	> $10,000,000	[REDACTED] [Commercially sensitive]	[REDACTED] [Commercially sensitive]

II	≤ $ 10,000,000	[REDACTED] [Commercially sensitive]	[REDACTED] [Commercially sensitive]

For purposes of the foregoing, the Applicable Rate shall be determined as of the end of each Fiscal Quarter of the Borrower based upon the Borrowing Base Certificate that is

Annex A- 3

delivered from time to time pursuant to Subsection 4.2(d), provided that the Average Availability shall be deemed to be in Level II (a) at any time that an Event of Default has occurred and is continuing or (b) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver any Borrowing Base Certificate that is required to be delivered by them pursuant to Subsection 4.2(d), during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate is so delivered; provided further that if any Borrowing Base Certificate is at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and any excess not yet paid shall be due and payable on demand.

“Approved Fund” means (a) a CLO, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.4), and accepted by the Administrative Agent, in the form of Exhibit 8.4 or any other form approved by the Administrative Agent.

“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Authority having jurisdiction over such Person, whether or not having the force of Law.

“Availability Commitment” means, at any time, an amount equal to the Aggregate Revolving Loan Commitment less the Aggregate Credit Exposure.

“Available Investment Basket Amount” means $25,000,000, less the cumulative amount used (measured from and after the Closing Date) to make Investments constituting acquisitions under Subsection 5.5(f), and less the cumulative amount (net of any return of capital) (measured from and after the Closing Date) used to make Investments under Subsection 5.5(q).

“Average Availability” means, as of any day, the average Aggregate Availability for the 90 day period ending as of such day.

(a) “Banking Services” has the meaning set forth in the ABL Intercreditor Agreement.

Annex A- 4

(b) “Banking Services Obligations” has the meaning set forth in the ABL Intercreditor Agreement.

(c) “Banking Services Provider” has the meaning set forth in the ABL Intercreditor Agreement.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Borrower” means Postmedia Network Inc.

“Borrowing” means (a) any availment of the Revolving Credit and includes any Loan, (b) a Swingline Loan, and (c) a Protective Advance.

“Borrowing Base” means, at any time, an amount equal to (a) 85% of the Adjusted Eligible Accounts at such time less (b) without duplication, the amount of any Reserves (including Reserves for Prior Claims) established at such time. The Borrowing Base shall be determined by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 4.2(d), subject to adjustments made by the Administrative Agent in its Permitted Discretion to address any events or conditions occurring or existing on or after the date with respect to which such Borrowing Base Certificate relates.

“Borrowing Base Certificate” means a certificate of the Borrower in substantially the form of Exhibit 4.2(d) hereto, duly completed as of a date acceptable to the Agents in their sole discretion.

“Business Day” means any day that is not (i) a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are authorized or required by applicable Law to remain closed.

“Canadian Dollars”, “Dollars”, “Cdn.$” and “$” means the lawful money of Canada.

“Canadian Prime Borrowing” means a Borrowing comprised of one or more Canadian Prime Loans.

“Canadian Prime Loan” means a Loan denominated in Canadian Dollars which bears interest at a rate based upon the Canadian Prime Rate.

“Canadian Prime Rate” means, on any day, the annual rate of interest equal to the greater of the annual rate of interest announced by the Administrative Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans in Canada, and the annual rate of interest equal to the sum of (A) the one-month CDOR Rate in effect on such day, plus (B) 0.75%.

Annex A- 5

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law (but if not, compliance with which is reasonable and the general practice in the industry), in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Expenditure Carryover Amount” has the meaning set out in Section 5.14.

“Capital Expenditures” means, with respect to any Person for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized) of such Person during such period that, in conformity with GAAP, are included in “capital expenditures”, “additions to property, plant or equipment” or comparable items, provided, that Capital Expenditures shall not include any expenditures:

(a) for replacements, substitutions, restorations or repairs of assets or equipment to the extent financed with (i) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired, (ii) damage recovery proceeds or (iii) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;

(b) the purchase price of assets or equipment that is purchased simultaneously with the trade in of existing assets or equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time;

(c) made in connection with or to fund the purchase price in an acquisition or Investment that is permitted;

(d) that constitute any part of consolidated lease expense or for leasehold improvements; and

(e) that are accounted for as capital expenditures and are paid for by (or directly or indirectly reimbursed by) a third party.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real (immovable) or personal (movable) property, or a combination thereof, which obligations, subject to Section 10.2, are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any lease that would not be required to be classified and accounted for as a Capital Lease Obligation in accordance with GAAP as it exists on the Closing Date shall not be considered to be a Capital Lease Obligation notwithstanding any change in the treatment of leases under the GAAP thereafter.

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“Cash Dominion Period” means (a) each period beginning on the date on which Aggregate Availability shall have been less than $10,000,000 for any day and ending on the first date thereafter on which Aggregate Availability shall have been at least $10,000,000 for 30 consecutive calendar days and (b) each period when an Event of Default shall have occurred and be continuing; provided, however, that a Cash Dominion Period may be discontinued no more than twice in any period of 12 consecutive months.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Documents and other Liens permitted hereunder):

(a) Canadian Dollars, Dollars, or in the case of any Foreign Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the United States Government or Canada or any agency or instrumentality of the United States of America or Canada (provided that the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof);

(c) marketable general obligations issued by any state of the United States of America or any province or territory of Canada or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of either “A” or better from S&P, “A2” or better from Moody’s or “A” or better from DBRS;

(d) certificates of deposit, demand deposits, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank or Canadian chartered bank (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” (or the equivalent thereof) by S&P, “A2” (or the equivalent thereof) by Moody’s or “A” by DBRS or (y) the short term commercial paper of such commercial bank or its parent company or Canadian chartered bank is rated at the time of acquisition thereof at least “A-1” (or the equivalent thereof) by S&P, “P-1” (or the equivalent thereof) by Moody’s or R-1 (middle) by DBRS, and having combined capital and surplus in excess of $1,000,000,000;

(e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b), (c) and (d) above, entered into with any bank meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at the time of acquisition thereof at least “A-1” (or the equivalent thereof) by S&P, “P-1” (or the equivalent thereof) by Moody’s or R-1 (middle) by DBRS, or carrying an equivalent rating by a nationally recognized statistical rating organization, if any of such Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

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(g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States or Canada to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(h) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (a) through (g) above;

(i) money market funds that (i) comply with the criteria set forth in Rule 2A 7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” by S&P , “Aaa” by Moody’s or “AAA” by DBRS and (iii) have portfolio assets of at least $5.0 billion; and

(j) in the case of any Foreign Subsidiary, high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“CDOR Rate” means, on any day and for any period, an annual rate of interest equal to the average rate applicable to Canadian Dollar bankers’ acceptances for the applicable period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 a.m., on such day, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such day as contemplated, then the CDOR Rate on such day shall be calculated as the average of the rates for such period applicable to Canadian Dollar bankers’ acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 a.m., on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.

“CDOR Rate Loan” means a Loan denominated in Canadian Dollars which bears interest at a rate based on the CDOR Rate.

“Change of Control” shall occur if (a) any Person (other than a Permitted Holder) shall have acquired beneficial ownership or control of Equity Securities of Holdings representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (b) the majority of the seats (other than vacant seats) on the Board of Directors cease to be occupied by Persons who either (i) were members of the Board of Directors on the Closing Date or (ii) were nominated for election by the Board of Directors, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; (c) Holdings shall cease to beneficially own, directly or indirectly, 100% of the Equity Securities of the Borrower; (d) any “Change of Control” in the Senior

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Secured Note Documents shall have occurred and such Indebtedness is then outstanding; or (d) any “Change of Control” in the First Lien Note Documents shall have occurred and such Indebtedness is then outstanding.

“CLO” means any Person (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Closing Date” means the date on which this Agreement is executed and delivered by the parties hereto.

“Collateral” means the property described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Document.

“Collateral Agent” means The Bank of Nova Scotia, in its capacity as collateral agent for the Lenders and the Agents hereunder, or any successor Collateral Agent appointed pursuant to Section 7.10.

“Collection Account” has the meaning specified in the Security Agreement.

“Commitment” means (a) with respect to each Lender, such Lender’s Revolving Loan Commitment and (b) with respect to the Swingline Lender, its commitment to make Swingline Loans. The initial amount of each Lender’s Commitment is set forth on Schedule 1.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Letter” means the commitment letter dated as of July 9, 2014 between The Bank of Nova Scotia, Royal Bank of Canada and the Borrower.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitment.

“Commitment Utilization Percentage” means, on any date, the percentage equivalent to a fraction (a) the numerator of which is the Aggregate Credit Exposure and (b) the denominator of which is the Aggregate Revolving Loan Commitments.

“Compliance Certificate” has the meaning set forth in Subsection 4.2(a) hereof.

“Consolidated Current Assets” means, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

“Consolidated Current Liabilities” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any

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like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Subsidiaries, (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans (including Swingline Loans and Letters of Credit) to the extent otherwise included therein, (c) any reserves for deferred Taxes and (d) any reserves for payments on any key-man policy of insurance.

“Consolidated EBITDA” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, an amount equal to: (a) Consolidated Net Income for such period, plus (b) the following to the extent deducted (or in the case of clause (ix) below, for which pro forma effect may be given) in calculating such Consolidated Net Income for such period: (i) Consolidated Interest Charges, (ii) the provision for federal, provincial, state, local and foreign income Taxes (including any franchise Taxes imposed in lieu of income Taxes and any income Taxes that would be payable if the entity were to become a taxable entity for purposes of federal, provincial, state or local income Taxes and any single business tax), (iii) the amount of depreciation and amortization expense, (iv) the amount of equity-based compensation expense (to the extent paid in equity and not in cash), (v) all restructuring charges for the Fiscal Year 2014, (vi) for the Fiscal Year 2015 and for each year thereafter, all non-cash restructuring charges, and (vii) for the Fiscal Year 2015 and for each year thereafter, all cash restructuring charges up to an aggregate amount of $30,000,000 for any Fiscal Year, (viii) other non-recurring, unusual or extraordinary charges, non-cash charges and non-cash losses, (ix) all charges and losses in connection with the extinguishment of debt (including letters of credit and hedging arrangements) and (x) after the closing of the Skate Transaction, the amount of cost savings, operating expense reductions and synergies projected by Holdings in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken by Holdings and its Subsidiaries or, with respect to the assets acquired in the Skate Acquisition (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of Holdings or the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 4.2(a), certifying that such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable in the good faith judgment of Holdings or the Borrower, (B) the aggregate amount of cost savings, operating expense reductions and projected synergies added pursuant to this clause (x) does not exceed $10,000,000 for such period, (C) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (x) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (x) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies, minus (c) the following to the extent

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increasing Consolidated Net Income for such period: (i) all other non-recurring, unusual or extraordinary items, non-cash items and all non-cash gains and (ii) all gains associated with the extinguishment of debt (including letters of credit and hedging arrangements).

“Consolidated Interest Charges” means, for any period, the interest expense of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense and any interest expenses relating to the financing of the Skate Acquisition until such time as the Skate Acquisition is concluded, excluding (a) any write-offs of capitalized fees under this Agreement and all amendments hereto and (b) all non-cash charges for the amortization of original issue discount and other financing charges with respect to Indebtedness incurred by Holdings and its Subsidiaries from time to time (including the Loans, the Revolving Loans and the Senior Secured Notes).

“Consolidated Net Income” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, (a) the net income of Holdings and its Subsidiaries for that period, minus (b) the sum of (i) the income (or loss) of any Person in which any other Person (other than Holdings and its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries or that such Person’s assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (iv) the cumulative effect of any change in accounting principles to the extent such change has the effect of reducing Consolidated Net Income for such.

“Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power (including by way of veto) to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Cumulative Excess Cash Flow” means, as of any date of determination, the sum of Excess Cash Flow (if positive) for each fiscal year of Holdings for which financial statements have been delivered pursuant to Section 4.1(a).

“Default” means any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both, would, unless cured or waived, become an Event of Default.

“Defined Benefit Plan” means a Pension Plan which is a “registered pension plan” that provides benefits under a “defined benefit provision”, both as defined in the ITA.

“Deposit Account Control Agreement” has the meaning specified in the Security Agreement.

“Dilution Factors” means, without duplication of any reduction to the balance of any Account, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits (including all volume discounts, trade discounts and rebates) that are recorded to reduce Accounts of the Loan Parties in a manner consistent with current and historical accounting practices of the Loan Parties, in each case, as determined by the Administrative Agent in its Permitted Discretion.

“Dilution Ratio” means, at any time, the amount (expressed as a percentage), calculated in connection with the delivery of the Borrowing Base Certificate for the calendar month most recently ended, equal to (a) the aggregate amount of the applicable Dilution Factors in respect of the Accounts of the Loan Parties for the twelve-calendar-month period ended as of the last day of such calendar month divided by (b) total gross invoices of the Loan Parties for such twelve-calendar-month period.

“Dilution Reserve” means, at any time, the product of (a) the excess of (i) the applicable Dilution Ratio at such time over (ii) 5.00%, multiplied by (b) the aggregate amount of Eligible Accounts at such time.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person.

“Disqualified Equity Interests” means any Equity Security which, by its terms (or by the terms of any security or other Equity Securities into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Securities which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder (other than solely for Equity Securities which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments or dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Securities that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Revolving Credit Maturity Date, except, in the case of clauses (a) and (b) above, if as

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a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations hereunder.

“Early Retirement” means, with respect to all or a portion of any Loan Party’s Indebtedness for borrowed money, any voluntary prepayment, purchase, repurchase, redemption, retirement, defeasance, acquisition or cancellation (each a “prepayment”) of such Indebtedness, or making any sinking fund or similar deposit with respect thereto, prior to the stated maturity date of such Indebtedness (excluding for clarity any mandatory prepayment), other than if made with or in exchange for Equity Securities or other Indebtedness that is subordinated in right of payment to the Obligations on terms that are reasonably acceptable to the Administrative Agent (or with the proceeds of any of the foregoing).

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or otherwise to or from an E-System or other equivalent service.

“Eligible Account” means, at any time, the Accounts of the Loan Parties, but excluding any Account:

(a) that is not subject to a first-priority perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to inchoate Liens permitted under paragraph (d) of the definition of “Permitted Liens” that are created by operation of law and have priority by operation of law;

(b) that is subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) a Lien permitted under the definition of Permitted Liens (other than paragraphs (b), (c), (o), (r), (u) or (w) thereof) that does not have priority over the Lien in favor of the Collateral Agent for the benefit of the Secured Parties;

(c) (i) with respect to which the scheduled due date is more than 60 days after the original invoice date, (ii) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible (in determining the aggregate unpaid amount owing from each Account Debtor with respect to Accounts that are unpaid either more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, such aggregate amount shall not be reduced to give effect to any credits extended by, or amounts owing from, the Loan Parties to such Account Debtor);

(d) that is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliated Account Debtors are ineligible under clause (c)of this definition;

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(e) that is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliated Account Debtors to all Loan Parties exceeds (i) if the corporate credit rating of such Account Debtor is BBB- or higher by S&P and the corporate family rating of such Account Debtor is Baa3 or higher by Moody’s, 20% of the aggregate amount of all Eligible Accounts at such time or (ii) if the corporate credit rating and the corporate family rating of such Account Debtor are otherwise (or if such Account Debtor does not have a corporate credit rating or a corporate family rating from S&P and Moody’s, respectively), 10% of the aggregate amount of all Eligible Accounts at such time;

(f) with respect to which any covenant, representation, or warranty contained in any Loan Document has been breached or is not true;

(g) that (i) does not arise from corporate advertising sales in the applicable Loan Party’s ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent that has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped or delivered to the Account Debtor (or its designee) or for which the services giving rise to such Account have not been performed by any Loan Party or if such Account was invoiced more than once, provided that any Account for which the invoice has been corrected due to billing errors and resent to the applicable Account Debtor shall not be deemed to have been invoiced more than once for purposes of this clause (h);

(i) with respect to which any check or other instrument of payment therefor has been returned uncollected for any reason;

(j) that is owed by an Account Debtor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up or voluntary or involuntary case under any bankruptcy laws of any jurisdiction, (iv) admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business;

(k) that is owed by any Account Debtor that has sold all or substantially all of its assets (it being understood, for purposes of clarity, that any Account that is transferred to the purchaser of all or substantially all of an Account Debtor’s assets in connection with any such sale shall be an Account owed by such purchaser and shall not be deemed to be ineligible as a result of the application of this clause (k));

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(l) that is owed by an Account Debtor that (i) does not maintain its chief executive office in the U.S. or any state thereof or the District of Columbia or Canada or any province thereof, (ii) is not otherwise a resident of the U.S. or any state thereof of the District of Columbia or Canada or any province thereof and (iii) is not organized under the applicable law of the U.S. or any state thereof or the District of Columbia or Canada or any province thereof, in each case unless such Account is backed by a letter of credit, bankers acceptance or other credit support that is acceptable to the Administrative Agent and that is in the possession of, has been assigned to and is drawable directly by the Administrative Agent;

(m) that is owed in any currency other than U.S. Dollars or Canadian Dollars;

(n) that is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. or Canada unless such Account is backed by a letter of credit, bankers acceptance or other credit support that is reasonably acceptable to the Administrative Agent and that is in the possession of, has been assigned to and is drawable directly by the Administrative Agent, (ii) the federal government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Collateral Agent, for the benefit of the Secured Parties, in such Account have been complied with to the Collateral Agent’s satisfaction or (iii) the federal government of Canada unless the Financial Administration Act (Canada), as amended and any other steps necessary to perfect the Lien of the Collateral Agent, for the benefit of the Secured Parties, in such Account have been complied with to the Collateral Agent’s satisfaction;

(o) that is owed by (i) any Affiliate of any Loan Party or (ii) to the extent not otherwise constituting an Affiliate of any Loan Party, any employee, officer, director or agent of any Loan Party;

(p) that is owed by an Account Debtor to which (or to whose Affiliated Account Debtor) any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) that is subject to any counterclaim, deduction, defense, set-off or dispute but only to the extent of any such counterclaim, deduction, defense, set-off or dispute;

(r) that is evidenced by any promissory note, chattel paper, or instrument;

(s) with respect to which the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

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(t) that does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial or local;

(u) that is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than a Loan Party has an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party;

(v) that was created on cash on delivery terms;

(w) that was acquired or originated by any Person acquired directly or indirectly Holdings or any of its Subsidiaries after the Closing Date until such time as a field exam and other diligence in respect of such Accounts reasonably satisfactory to the Administrative Agent, in its Permitted Discretion, has been completed; or

(x) that the Administrative Agent determine in its Permitted Discretion may not be collectible from the Account Debtor for any reason.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account. Standards of eligibility may be made more restrictive (and such increased restrictiveness subsequently reversed in whole or in part) from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion.

“Environmental Laws” means all federal, provincial, local or foreign Laws, rules, regulations, codes, ordinances, orders, decrees, judgements, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, release, threatened release or disposal of any Hazardous Material, or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling or disposal of any Hazardous Materials in violation of Environmental Laws, (c) exposure to any Hazardous Materials in violation of Environmental Laws, (d) the Release or threatened Release of any Hazardous Materials in violation of Environmental Laws into the environment, or (e) any contract, agreement

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or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, debt securities, options or other rights exchangeable for or convertible into any of the foregoing.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the Agent converting the first currency into the second currency at approximately 12:00 noon, Toronto time, on such day in accordance with Agent’s customary practice for commercial loans being administered by it or at such other rate as may have been agreed in writing between Borrower and the Administrative Agent.

“Event of Default” has the meaning set out in Section 6.1.

“Excess Cash Flow” means, for any fiscal year of Holdings, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income and (v) pension expense to the extent it exceeded cash contributions to Pension Plans in the applicable fiscal year, over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of capital expenditures (excluding the principal amount of Indebtedness (other than Revolving Loans) incurred in connection with such expenditures), (iii) the aggregate amount of all principal payments of Funded Debt of Holdings and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of Consolidated Interest Charges to the extent such amount has not been deducted in arriving at such Consolidated Net Income, (v) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of income Taxes

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resulting from operations to the extent such amount has not been deducted in arriving at such Consolidated Net Income, (vi) increases in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non-cash gain on the Disposition of property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) cash contributions to Pension Plans to the extent they exceeded pension expense in the applicable fiscal year, (ix) the aggregate amount actually paid by Holdings and its Subsidiaries in cash to any third party during such fiscal year as an Investment (including acquisitions and all fees and expenses incurred in connection therewith) permitted under Section 5.5, (x) the aggregate amount actually paid by Holdings and its Subsidiaries to any third party in cash during such fiscal year as Restricted Payments permitted under Section 5.7 and (xi) cash earn-out and royalty payments made during such fiscal year to former owners of acquired businesses that were not deducted as expenses in determining such Consolidated Net Income.

“Excluded Subsidiary” means:

(a) each Subsidiary that is an Immaterial Subsidiary, for so long as such Subsidiary remains an Immaterial Subsidiary;

(b) each Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements hereof (for so long as such Subsidiary remains a non-wholly-owned Subsidiary);

(c) each Subsidiary to the extent that (i) such Subsidiary is prohibited by any applicable Contractual Obligation or Law from guaranteeing the Obligations, (ii) any Contractual Obligation prohibits such guarantee without the consent of the other party, (iii) a guarantee of the Obligations would give any other party to a Contractual Obligation the right to terminate its obligation thereunder or (iv) a guarantee of the Obligations by such Subsidiary is reasonably expected to result in the loss of a material permit or license, in each case if such limitations, prohibitions or consents cannot be removed or obtained after using commercially reasonable efforts by the applicable Loan Party controlling such Subsidiary;

(d) each Subsidiary organized under the laws of a jurisdiction outside of Canada to the extent that the entry into the Guaranty by such Subsidiary would result in material adverse tax consequences to Holdings and its Subsidiaries, on a consolidated basis; and

(e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent the cost of providing a guarantee is excessive in view of the benefits to be obtained by the Lenders.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the

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guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Tax” means with respect to any Lender (a) Taxes imposed on or measured by net income (including branch profit Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case imposed (i) as a result of such Lender being organized under the laws of, or having its principal office or having its applicable Lending Office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) on such Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Lender under this Agreement in the capacity under which such Person makes a claim under subsection 9.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under subsection 9.1(b); (c) Taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Lender to deliver the documentation required to be delivered pursuant to section 9.1, (d) in the case of a Lender, any United States federal withholding Taxes imposed under FATCA on amounts payable to such Lender, (e) any Taxes resulting from a Lender’s failure to comply with subsection 9.1(e), and (f) any Taxes under Part XIII of the Tax Act on, or deducted or withheld from, any payments or deemed payments to a Lender by reason of it being a Person with whom any Loan Party does not deal at arm’s length for the purposes of the Tax Act at the time of making such payment.

“Existing Credit Agreement” means the credit agreement dated as of July 13, 2010 by and among, inter alios, the Borrower, as borrower, the guarantors from time to time party thereto, each lender from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and as amended, modified, restated or supplemented from time to time.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Internal Revenue Code of 1986, as amended, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), and

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any current or future United States Treasury Regulations promulgated thereunder, official published guidance with respect thereto and any applicable intergovernmental agreement with respect thereto.

“Fee Letter” means the fee letter dated as of July 9, 2014 between The Bank of Nova Scotia and the Borrower.

“First Lien Note Documents” means any agreement or instrument governing or evidencing the First Lien Notes and the Liens on collateral securing the same, including, without limitation, the indenture, dated as of August 16, 2012 and amended on the date hereof, among the Borrower, Holdings and Computershare Trust Company of Canada as trustee and collateral agent, as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof; but excluding, for clarity, the Subscription Receipt Documents.

“First Lien Notes” means the 8.25% senior secured notes of the Borrower due 2017 issued pursuant to the First Lien Note Documents.

“Fiscal Quarter” means any fiscal quarter of a Loan Party.

“Fiscal Year” means any fiscal year of a Loan Party.

“Funded Debt” means, as to any Person, all Indebtedness for borrowed money of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation.

“GAAP” means, in relation to any Person at any time, accounting principles generally accepted in Canada as recommended in Part 1 of the Handbook of the Canadian Institute of Chartered Accountants International Financial Reporting Standards as issued by the International Accounting Standards Board as adopted by the CICA; provided for clarity that to the extent leases that would not be required to be classified and accounted for as Capital Lease Obligations for financial purposes in accordance with GAAP as it exists on the Closing Date, items required to be calculated or determined in accordance with GAAP shall be calculated or determined as if such change had not taken place.

“Governmental Authority” means the Government of Canada, any other nation or any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, fiscal or monetary authority or other authority regulating financial institutions, and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Bank Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

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“Guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Indebtedness or other obligation of any other Person (in this definition, the “primary credit party”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital solvency, or any other balance sheet, income statement or other financial statement condition or liquidity of the primary credit party so as to enable the primary credit party to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or other obligation, or (e) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss.

“Guarantor” means each Subsidiary of the Borrower required to provide a guarantee pursuant to Section 4.12.

“Hazardous Materials” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Laws, or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Laws, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

“Holdings” means Postmedia Network Canada Corp.

“Immaterial Subsidiary” means on any date, any Subsidiary that has had less than 1% of consolidated total assets and 1% of annual consolidated revenues of Holdings and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 4.1(a) or (b) prior to such date, provided that (a) at such time as any such Subsidiary becomes a party to this Agreement or any other Loan Document or executes and delivers a Guarantee, security agreement, mortgage or other similar agreement supporting the Obligations, such Subsidiary shall at all times thereafter not be an Immaterial Subsidiary irrespective of the value of its assets or its revenues, and (b) the aggregate assets and aggregate annual consolidated revenues of all Immaterial Subsidiaries shall at no time exceed 5% of consolidated total assets or 5% of annual consolidated revenues of Holdings and its Subsidiaries, respectively.

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“Indebtedness” of any Person includes, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the Ordinary Course of Business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee (other than letters of credit and letters of guarantee issued in support of current accounts payable incurred in the Ordinary Course of Business), (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) the amount of obligations of such Person (determined on a mark-to-market basis) under Swap Contracts, and (l) all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other Equity Securities) any Equity Securities of such Person, valued, in the case of redeemable Equity Securities, at the greater of voluntary or involuntary redemption price, plus accrued and unpaid dividends. The Indebtedness of any Person shall not include trade payables in the ordinary course of business or current or deferred Taxes but include the Indebtedness of any other entity (including any partnership in which such Person is a general or limited partner) to the extent such Person is liable therefor.

“Indemnified Taxes” has the meaning specified in Subsection 9.1(a).

“Indemnitee” has the meaning specified in Subsection 8.3(b).

“Information” has the meaning set out in Section 8.13.

“Insolvency Laws” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Bankruptcy Code, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Interest Coverage Ratio” means, with respect to the Borrower for any period, the ratio of (a) Consolidated EBITDA of the Borrower to (b) Consolidated Interest Charges of the Borrower.

If Holdings, the Borrower or a Subsidiary has incurred, redeemed, retired or existinguished any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been

Annex A- 22

replaced) subsequent to the commencement of the period for which the Adjusted Interest Coverage Ratio or Interest Coverage Ratio is being calculated but prior to or substantially concurrently with the event for which the calculation of the Adjusted Interest Coverage Ratio or Interest Coverage Ratio is made, then such ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of debt, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of the Adjusted Interest Coverage Ratio or Interest Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Holdings, the Borrower or any of their Subsidiaries during a four-quarter period or subjsequent to such reference period but prior to the applicable calculation date shall be deemed to have occurred on the first day of the relevant four-quarter period. If since the beginning of such period any Person that was subsequently amalgamated with Holdings, the Borrower or a Subsidiary thereof shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposal of operations that would have required adjustment prusant to the prior sentence, then the applicable ratio shall be calculated giving pro-forma effect thereto for such period as if the transaction had occurred on the first day of the applicable four quarter period.

“Interest Election Request” has the meaning set out in Subsection 1.8(b).

“Interest Payment Date” means, (a) as to any CDOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Credit Maturity Date; provided, however, that if any Interest Period for a CDOR Rate Loan exceeds three (3) months, the respective dates that fall every consecutive three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Canadian Prime Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date.

“Interest Period” means, as to CDOR Rate Loan, the period commencing on the date such CDOR Rate Loan is disbursed or converted to or continued as a CDOR Rate Loan and ending on the date that is approximately one, two, three or six months thereafter (or, to the extent available to all Lenders, nine or twelve months), as elected by the Borrower; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

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(c) no Interest Period shall extend beyond the Revolving Credit Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, Holdings’ or the Borrower’s internal controls over financial reporting.

“Inventory” means all of the “inventory” (as such term is defined in the PPSA) of any Loan Party, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s custody or possession, including inventory on the premises of others and items in transit.

“Investment” means, as applied to any Person (the “investor”), any direct or indirect purchase or other acquisition by the investor of, or a beneficial interest in, Equity Securities of any other Person, including any exchange of Equity Securities for Indebtedness, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the Ordinary Course of Business and other than advances on account of amounts owing to contractors) or capital contribution by the investor to any other Person, including all Indebtedness owing to the investor from such other Person, or any direct or indirect purchase or other acquisition of bonds, notes, debentures or other debt securities of, any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus any amounts (a) realized upon the disposition of assets comprising an Investment (including the value of any liabilities assumed by any Person other than a Loan Party in connection with such disposition), (b) constituting repayments of Investments that are loans or advances or (c) constituting cash returns of principal or capital thereon (including any dividend, redemption or repurchase of equity that is accounted for, in accordance with GAAP, as a return of principal or capital).

“Issuing Bank” means The Bank of Nova Scotia and each other Lender approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed) that has agreed in its sole discretion to act as an “Issuing Bank” hereunder, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity, in each case so long as such Person shall remain an Issuing Bank hereunder. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Banks” shall include any such Affiliate or working partners with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended from time to time.

“Judgment Conversion Date” has the meaning ascribed thereto in section 10.5.

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“Judgment Currency” has the meaning ascribed thereto in section 10.5.

“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.

“LC Collateral Account” has the meaning set out in Subsection 1.6(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Legal Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender, or (ii) any Person that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls such Lender (each a “Distressed Person”), (a) a voluntary or involuntary case or proceeding (including the filing of any notice of intention under the BIA in respect thereof) with respect to such Distressed Person under any Insolvency Laws or any similar bankruptcy laws of its jurisdiction of formation, (b) a custodian, conservator, trustee, interim receiver, receiver, receiver and manager, liquidator, sequestrator, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, merger, sale or other change of majority control supported in whole or in part by guarantees or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) by any Governmental

Annex A- 25

Authority, or (d) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of “Affiliate”.

“Lenders” means the Persons listed as lenders on Schedule 1.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender in Canada or the United States of America as it may from time to time notify the Borrower and Agent.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec, hypothecation, encumbrance, charge, security interest, adverse claim, prior claim, defect of title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a third party with respect to such assets, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement, and (e) any other arrangement having the effect of providing security.

“Loan” means any loan made by the Lenders to the Borrower pursuant to this Agreement, which for greater certainty includes, without limitation, any Swingline Loan and any Letter of Credit.

“Loan Documents” means this Agreement, the Security Documents, any Notice of Borrowing and the Borrowing Base Certificates, together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Borrower) now or hereafter entered into in connection with this Agreement, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

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“Loan Parties” means, collectively, the Borrower, Holdings and each Guarantor that is a party to a Loan Document.

“Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the validity or enforceability of any Loan Document or the rights or benefits available to the Administrative Agent, the Collateral Agent or the Lenders thereunder; or (d) for the purposes only of sections 3.12 and 5.12, any increase, or material risk of any increase, after the date hereof, in the amount of any Prior Claim that could arise upon the winding up of any Defined Benefit Plan as a direct result of an action taken by a Loan Party; provided that, for greater certainty, an increase, or a material risk of any increase, after the date hereof, in the amount of any Prior Claim that could arise upon the windup of any Defined Benefit plan due to one or more factors beyond the Loan Parties’ direct control (including market conditions, economic circumstances and changes in the experience of a Defined Benefit Plan as compared to the actuarial assumptions used to prepare the valuations of the Defined Benefit Plan) shall not constitute a Material Adverse Effect under this paragraph (d).

“Material Environmental Liabilities” means Environmental Liabilities exceeding $3,000,000 in the aggregate.

“Material Indebtedness” means any Indebtedness (other than the Loans) of the Borrower in an aggregate principal amount exceeding the Threshold Amount.

“Maximum Revolving Loan Balance” has the meaning ascribed thereto in Section 1.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, charge, debenture, hypothec, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating or evidencing a Lien on Real Estate or any interest in Real Estate in favour of the Collateral Agent as agent for the Secured Parties.

“Multi-Employer Plan” means a multi-employer pension plan as defined under the Pension Benefits Act (Ontario) or any similar multi-employer plan which is subject to pension standards legislation of another jurisdiction.

“Non-Funding Lender” means any Lender (a) that has failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due, (b) that has given verbal or written notice to the Borrower, Administrative Agent, Collateral Agent or any Lender or has otherwise publicly announced that such Lender believes it will fail to fund all payments required to be made

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by it or fund all purchases of participations required to be funded by it under this Agreement and the other Loan Documents, (c) as to which Administrative Agent has a good faith belief that such Lender or an Affiliate of such Lender has defaulted in fulfilling its obligations (as a lender or agent) under one or more other syndicated credit facilities or (d) with respect to which one or more Lender-Related Distress Events has occurred with respect to such Person or any Person that directly or indirectly controls such Lender and Agent has determined that such Lender may become a Non-Funding Lender. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Notice of Borrowing” means a notice given by the Borrower to Administrative Agent pursuant to Section 1.4, in substantially the form of Exhibit 1.5(a) hereto.

“Obligation Currency” has the meaning ascribed thereto in Section 10.5.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to any Lender, Agent, or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate and articles of incorporation, amalgamation or continuation, as applicable, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Equity Securities of a Person.

“Other Lender” has the meaning ascribed thereto in Subsection 1.14(e).

“Other Taxes” has the meaning ascribed thereto in Subsection 9.1(c).

“Parent” means, with respect to any Person, any other Person of which the first Person is a direct or indirect Subsidiary.

“Participant” has the meaning set out in Section 8.4(e).

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“Patents” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to patents and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“Payment Conditions” means, at any time of determination, as of such date, in respect of any contemplated transaction and after giving effect thereto on a Pro Forma Basis, that (a) no Default or Event of Default shall have occurred and be continuing, (b) no Cash Dominion Period shall be continuing, and (c) Aggregate Availability shall not be less than $20,000,000.

“Payment Office” means the Administrative Agent’s office located at 720 King Street West, 2nd Floor, Toronto, Ontario M5V 2T3.

“Pension Plan” means any pension plan (other than a Statutory Plan or a Multi-Employer Plan) which is maintained by any Loan Party in respect of its employees.

“Permitted Acquisition” has the meaning set out in Section 5.5(f).

“Permitted Affiliate Transactions” means each of the following:

(a) indemnity provided to and customary fees paid to members of the board of directors (or similar governing body) of Holdings, its Subsidiaries or any Parent of the foregoing;

(b) (i) compensation, benefits and indemnification arrangements for officers and other employees of a Parent, Holdings and its Subsidiaries entered into in the ordinary course of business or approved by the Borrower’s Board of Directors, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans and the granting of stockholder rights of registration approved by the Board of Directors; and (iii) payments or loans (or cancellation of loans) to officers, directors and employees that are approved by a majority of the Board of Directors;

(c) (i) any purchase by Holdings of Equity Securities of the Borrower or any contribution by Holdings to the equity capital of the Borrower and (ii) any acquisition of Equity Securities of Holdings and any contribution by any equity holder of Holdings to the equity capital of Holdings;

(d) Restricted Payments permitted by Section 5.7 and Investments permitted by Subsection 5.5(e); and

(e) amendments to any agreement otherwise permitted by Section 5.8 if, taken as a whole, such amendment is not more disadvantageous to the Lenders in any material

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respect than the original agreement as in effect prior to such amendment or any transaction contemplated thereby.

“Permitted Convertible Indebtedness” means unsecured Indebtedness that is (a)(i) convertible into common stock of Holdings (and cash in lieu of fractional shares) and/or cash in an amount determined by reference to the price of such common stock or (ii) sold as units with warrants or purchase contracts exercisable for such common stock and/or cash in an amount determined by reference to the price of such common stock, (b) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the maturity date of the Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (c) hereof and may provide for cash payments upon conversion prior the maturity date of such Indebtedness subject to Section 5.7(i), (c) has terms and conditions (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to Holdings than the terms and conditions customary at the time for convertible debt securities issued in a broadly distributed offering and (d) is incurred by Holdings; provided that both immediately prior and after giving effect to the incurrence thereof, no Default or Event of Default shall exist or result therefrom.

“Permitted Discretion” means, at any time, the Agents acting upon the direction of the Administrative Agent or the Collateral Agent.

“Permitted Disposition” means a Disposition, in one transaction or a series of transactions, involving:

(a) inventory sold, leased, assigned, conveyed, transferred, licensed, exchanged or disposed of in the ordinary course of business;

(b) sales, leases, assignments, conveyances, transfers, licenses, exchanges or dispositions of other assets for aggregate consideration of less than $500,000 with respect to any transaction or series of related transactions and less than $1,000,000 in the aggregate during any fiscal year of Holdings;

(c) dispositions of used, worn out or obsolete property by Borrower or any of its Subsidiaries in the ordinary course of business;

(d) (i) licenses of intellectual property in the ordinary course of business and not materially detracting from the value of the business of Holdings and its Subsidiaries taken as a whole and (ii) the abandonment or other disposition of intellectual property that is, in the reasonable good faith judgment of Borrower, no longer economically practicable to maintain or useful or desirable in the conduct of the business of the Loan Parties taken as a whole;

(e) sales of assets that are made subject to Indebtedness described in Section 5.1(g) within 270 days after the acquisition, construction, lease or improvement of the asset financed;

Annex A- 30

(f) leases of real or personal property which do not materially interfere with the business of the Loan Parties conducted at the applicable property;

(g) Restricted Payments made in compliance with Section 5.7;

(h) any disposition of property that constitutes a casualty event;

(i) dispositions, liquidations or sales of Cash Equivalents;

(j) dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(k) dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers or members of management or employees of Holdings and its Subsidiaries; and

(l) the sale or discount by Holdings or any of its Subsidiaries of receivables arising in the ordinary course of business or which is customary in the industry.

“Permitted Liens” means:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 5.2 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 5.1(v);

(c) Liens on property existing at the time the Borrower or any of its Subsidiaries acquired such property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries; provided, however, that such Lien may not extend to any other property of the Borrower or any Subsidiary and such Lien was not created in connection with or in anticipation of such acquisition;

(d) Liens for Taxes, assessments or governmental charges or levies which are not yet due, or for which installments have been paid based on reasonable estimates pending final assessments, or the validity of which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising by operation of Law, such as prior claims, legal hypothecs securing the claims of persons having taken part in the construction or renovation of an immovable, arising in the ordinary course of business, which are not

Annex A- 31

overdue for a period of more than 90 days or which are being contested in good faith and by appropriate dispute resolution or other proceedings diligently conducted, if adequate holdbacks with respect thereto are being maintained as required by applicable Laws and adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(f) pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment, employment insurance and other social security legislation;

(g) undetermined or inchoate Liens, charges, privileges, statutory liens, adverse claims or encumbrances of any nature whatsoever arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Laws or of which written notice has not been duly given in accordance with applicable Laws or which, although filed or registered, relate to obligations not due or delinquent;

(h) deposits to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), tenders, government contracts, leases, statutory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), performance and return of money bonds and other obligations of a like nature so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof, in each case provided in the ordinary course of business;

(i) in respect of real estate leased by a Loan Party as tenant, any Lien encumbering the interest or title of a licensor, lessor or sublessor under leases or subleases of real estate permitted hereunder which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of such Person and do not have, and would not reasonably be expected to have, a Material Adverse Effect;

(j) statutory, common law or contractual Liens of landlords (including landlords’ right of distress or hypothec in the tangible personal property of a Loan Party, as tenant, located on leased premises) and easements, rights-of-way, licenses, permits, reservations, restrictions, restrictive covenants and other similar encumbrances affecting real property (including encumbrances consisting of zoning or building restrictions, municipal by-laws and regulations and encumbrances in respect of sewers, drains, gas and water mains or electric light and power or telephone conduits, poles, wires and cables) which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of such Person and do not have, and would not reasonably be expected to have, a Material Adverse Effect;

(k) title defects, encroachments or irregularities which are of a minor nature and which do not materially reduce the value of the affected asset or materially interfere

Annex A- 32

with the use of such asset in the operation of the business of such Person and do not have, and would not reasonably be expected to have, a Material Adverse Effect;

(l) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of such Person and do not have, and would not reasonably be expected to have, a Material Adverse Effect;

(m) servicing agreements, development agreements, subdivision agreements, site plan control agreements, facilities sharing agreements, cost sharing agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the assets of such Person, provided same are complied with and do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of such Person and do not have, and would not reasonably be expected to have, a Material Adverse Effect;

(n) the right reserved to or vested in any Governmental Authority, by any statutory provision or by the terms of any lease, license, franchise, grant or permit of such Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(o) Liens on fixed or capital assets provided that (i) such security interests secure Indebtedness permitted by Section 5.1(g), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital asset and (iii) such security interest shall not apply to any other property or assets of such Loan Party or Subsidiary or any other Loan Party or Subsidiary;

(p) Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off, offset or similar rights) with respect to deposit accounts or securities accounts;

(q) Liens on any cash earnest money deposit (and proceeds thereof) made by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition or other acquisition not prohibited by this Agreement, including in connection with a letter of intent or acquisition agreement that is not prohibited by this Agreement;

(r) licenses or sublicenses of patents, trade-marks, copyrights and other intellectual property rights in the ordinary course of business and not materially detracting from the value of the business of Holdings and its Subsidiaries taken as a whole;

(s) (i) Liens on insurance policies and the proceeds thereof or Liens securing the payment of financed insurance premiums and (ii) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;

Annex A- 33

(t) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to such Indebtedness permitted by Section 5.1 is issued;

(u) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to the documents, and goods covered thereby and proceeds thereof;

(v) Liens securing judgments, decrees or attachments for the payment of money not constituting an Event of Default under 6.1(i) or securing appeal or other surety bonds related to such judgments;

(w) Liens securing obligations not prohibited by this Agreement in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

(x) Liens granted to secure obligations under the Senior Secured Note Documents and the First Lien Note Documents (and Liens securing Indebtedness in respect of Secured Swap Obligations and Banking Services Obligations), and other Indebtedness permitted by Sections 5.1(m) and 5.1(n) and any additions to, refinancings, refundings, renewals or extensions of the Senior Secured Notes or the First Lien Notes (or any Permitted Refinancing thereof) permitted by Section 5.1(t), which Liens attach to no more than the same assets and properties of the Loan Parties that are subject to Liens under the Security Agreement (other than with respect to Liens on assets released by the Collateral Agent (acting at the direction of the Administrative Agent or the Required Lenders in accordance herewith)) and are and subject to the ABL Intercreditor Agreement;

(y) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(z) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or similar arrangements entered into in the ordinary course of business or consignment of goods;

(aa) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(bb) Liens granted to a public utility or any municipality or Governmental Authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of such Person which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of such Person and do not have, and would not reasonably be expected to have, a Material Adverse Effect;

(cc) the rights of any tenant, occupant or licensee under any lease, occupancy agreement or license which do not materially impair the use of the property subject thereto for the purpose of which it is used by the Borrower or any of its Subsidiaries;

Annex A- 34

(dd) lis pendens that may be registered against any real property or interest therein of such Person in respect of any action or proceeding against such Person, or in which such Person is a defendant, but with respect to which action or proceeding no judgment, award or attachment against such Person has been granted or made, and in respect of which such Person has posted security reasonably satisfactory to the Administrative Agent; provided that such lis pendens are removed within 60 days by paying money into a court or otherwise and all payments paid into court or otherwise as aforesaid;

(ee) the replacement, extension or renewal of any Permitted Lien; provided that such Permitted Lien is on the same assets subject thereto and arises out of the extension, renewal or replacement of the Indebtedness secured thereby (without increase in the amount thereof);

(ff) liens and other encumbrances affecting Real Estate, which liens and encumbrances are listed in Schedule “B” of the loan policies to be provided in favour of the Collateral Agent pursuant to Section 2.1(p) hereof; and

(gg) those encumbrances registered or to be registered against title to Real Estate which either do not materially affect the value of the Real Estate or for which the Collateral Agent has prior written notice of and for which the Collateral Agent has provided its prior written consent, which consent may be withheld, conditioned or delayed in its sole and absolute discretion.

“Permitted Holder” means any of Goldentree Asset Management, LP and/or its Affiliates.

“Permitted Refinancing” has the meaning set out in Subsection 5.1(v).

“Person” includes any natural person, corporation, company, limited liability company, trust, joint venture, association, incorporated organization, partnership, Governmental Authority or other entity.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Collateral Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior to or pari passu with the Liens created by the Security Documents (or interests similar thereto under applicable law), including for amounts owing for employee source deductions, vacation pay, goods and services Taxes, sales Taxes, harmonized sales Taxes, municipal Taxes, workers’ compensation, Quebec corporate Taxes, pension fund obligations and overdue rents.

Annex A- 35

“Pro Forma Basis” means, with respect to any test hereunder in connection with any event,

(a) in the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock after the commencement date of the period for which such calculation is being made, then such amount will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period;

(b) Investments (including acquisitions) that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions, after the commencement date of the period for which such calculation is being made will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, provided that such adjustments are identifiable and factually supportable;

(c) the Consolidated EBITDA attributable to discontinued operations, as determined in good faith by the Borrower, and operations or businesses (and ownership interests therein) disposed of after the commencement date of the period for which such calculation is being made, will be excluded, provided that such adjustments are identifiable and factually supportable;

(d) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk); and

(e) with respect to any other event, such calculations shall be calculated after giving effect on a pro forma basis for the period of such calculation as if such event had happened on the first day of such period.

“Property” means any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, and whether tangible or intangible.

“Protective Advance” has the meaning set out in Subsection 1.5(e).

“Rate Contracts” means swap agreements and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any material real or immovable property that is owned, leased, subleased or otherwise operated or occupied by any Loan Party as of the Closing Date, as

Annex A- 36

each such property is more specifically described in the respective Mortgage granted over same pursuant to Section 2.1(h)(vi) hereof.

“Refinanced Indebtedness” has the meaning set out in Subsection 5.1(t).

“Register” has the meaning set out in Subsection 1.3(b).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, legal counsel, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means an actual discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, seepage or disposal of a Hazardous Material which is in breach of any Environmental Laws.

“Requested Revolving Credit Extension Date” has the meaning set out in Section 1.15.

“Required Lenders” means, at any time, at least two Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” means any and all reserves which the Collateral Agent deems necessary or prudent, in its sole discretion, to reflect risks or contingencies that affect the collectability of such accounts (including, without limitation, reserves for accrued and unpaid interest on the Obligations, reserves for dilution of Accounts, reserves for Prior Claims, reserves for uninsured losses of any Loan Party, reserves for contingent liabilities of any Loan Party, and reserves for Taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party, provided that no Reserve shall be established for any portion of a Prior Claim that would arise both (a) solely upon the winding up of any Defined Benefit Plan of any Loan Party in existence as of the date hereof or established as part of the Skate Acquisition, and (b) without there having been any Default or Event of Default in any way related to such Defined Benefit Plan.

“Responsible Officer” means, with respect to any Person, the chairman, the president, any vice president, the chief executive officer or the chief operating officer, the treasurer, the assistant treasurer, the controller or any member of the board of directors, and, in respect of financial or accounting matters, any chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

Annex A- 37

“Restricted Payment” shall mean, with respect to any Person, any payment by such Person (i) of any dividends on any of its Equity Securities, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any of its Equity Securities or any warrants, options or rights to acquire any such shares, or the making by such Person of any other distribution in respect of any of its Equity Securities, (iii) of any principal of, or interest, or premium on, or of any amount in respect of a sinking or analogous fund, or defeasance fund for, any Subordinated Debt of such Person, or (iv) of any principal of or of any amount in respect of a sinking or analogous fund or defeasance fund for any Indebtedness of such Person to a shareholder of such Person or to an Affiliate of a shareholder of such Person.

“Revolving Credit” means the Cdn.$20,000,000 revolving credit facility established pursuant to the Revolving Loan Commitments of the Lenders.

“Revolving Credit Anniversary” has the meaning set out in Section 1.15.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans at such time.

“Revolving Credit Maturity Date” means the earlier to occur of: (a) the first anniversary of the Closing Date (or, if such first anniversary is not a Business Day, the next Business Day thereafter), and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Revolving Loan” has the meaning set out in Section 1.1.

“Revolving Loan Commitment” has the meaning set out in Section 1.1.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“Secured Parties” means the collective reference to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders.

“Secured Swap Obligations” has the meaning set forth in the ABL Intercreditor Agreement.

“Security Agreement” means that certain Pledge and Security Agreement dated as of the date hereof, among the Loan Parties and the Collateral Agent, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement in accordance with the ABL Intercreditor Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Annex A- 38

“Security Documents” means the agreements or instruments described or referred to in Section 2.1 and Section 4.12 (including, to the extent such section describes an amendment, the agreement or instrument amended thereby) and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower in accordance with the ABL Intercreditor Agreement as security for the payment or performance of all or part of the obligations of the Borrower hereunder or under any other Loan Documents, as any of the foregoing may have been, or may hereafter be, amended, modified or supplemented.

“Senior Secured Note Documents” means any agreement or instrument governing or evidencing the Senior Secured Notes and the Liens on collateral securing the same, including without limitation the indenture, dated as of July 13, 2010, among the Borrower, Holdings, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Senior Secured Notes” means the 12.50% senior secured notes due 2018 issued by the Borrower pursuant to the Senior Secured Note Documents.

“Settlement Date” has the meaning ascribed thereto in Subsection 1.14(b).

“Skate Acquisition” means the acquisition transaction and related transactions described in Exhibit “A” hereto.

“Statutory Plan” means a statutory benefit plan which any Loan Party is required to participate in or comply with, including the Canada and Québec Pension Plans.

“Subordinated Debt” means any Indebtedness of the Borrower subordinated to the obligations of the Borrower under the Loan Documents in a manner and form satisfactory to the Agents and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subscription Receipt Documents” means any agreement or instrument governing or evidencing the Subscription Receipts, including without limitation the subscription receipt indenture, dated as of October 6, 2014, among the Borrower and, Computershare Trust Company of Canada, as subscription receipt agent, as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Subscription Receipts” means the 8.25% debt subscription receipts issued by the Borrower pursuant to the Subscription Receipt Documents, and which are exchangeable for First Lien Notes upon closing of the Skate Acquisition.

“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any other Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held by

Annex A- 39

the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent.

“Swap” means any agreement, contract or transaction that constitute a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including renewals, extensions and modifications thereof) under (a) any and all Swap Contracts, and (b) any and all cancellations, buys backs, reversals, terminations or assignments of any Swap Contract transaction.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means The Bank of Nova Scotia, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 1.5.

“Tax Act” means the Income Tax Act (Canada), as amended.

Annex A- 40

“Taxes” means all Taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding (including withholding Taxes on interest payments), payroll, employer health, excise, real property and personal property Taxes, and any other Taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers’ compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any Governmental Authority (including federal, state, provincial, municipal and foreign Governmental Authorities), and whether disputed or not.

“Threshold Amount” means $25,000,000.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof.

“U.S. Dollars” each mean lawful money of the United States of America.

Annex A- 41

Schedule 1.1

Revolving Loan Commitments

Lender	Revolving Loan Commitments	%
The Bank of Nova Scotia	$10,000,000	50%
Royal Bank of Canada	$10,000,000	50%
Total:	$20,000,000	100%

Schedule 2.1(q)

Interest Coverage Ratio Projection Calculation

[REDACTED] [Commercially sensitive]

Schedule 3.5

Litigation

None.

Schedule 3.10

Pension Plans

[REDACTED] [Commercially sensitive]

Schedule 3.12

Defaults

None.

Schedule 3.20

Government Contracts

None

Schedule 5.1

Indebtedness

None.

Schedule 5.2

Liens

ONTARIO

Secured Party(ies)		Debtor(s)	Reference File No. & Registration Number (Registration Period)	Collateral Classification	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
1.	RCAP Leasing Inc.	Postmedia Network Inc.	681359571- 20120911 1432 8077 7358 (5 years)	Equipment, Accounts, Other	Copier equipment as described on leases, from time to time leased by the secured party to the debtor and any proceeds thereof, together with all replacement parts, accessories and attachments

2.	Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Inc.	680583222 – 20120809 1523 1590 5798 (8 years)	Inventory, Equipment, Accounts, Other, Motor Vehicles

3.	[Universal Handling Equipment Company Limited	Postmedia Network Inc.	676704015 – 20120308 1005 1462 9821 (3 years)	Inventory, Equipment, Accounts, Other	This is a purchase money security interest agreement for all equipment purchased from Universal Handling Equipment Company Limited][1]

[1]	To be discharged.

Secured Party(ies)		Debtor(s)	Reference File No. & Registration Number (Registration Period)	Collateral Classification	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
4.	Tricor Lease & Finance Corp. Performance Ford Sales	Postmedia Network Inc.	674502705 – 20111121 1444 8077 6180 (3 years)	Consumer Goods, Equipment, Other, Motor Vehicles Amount Secured: $20,180, Date of Maturity: 12NOV2014 2012 Ford Focus 4D Sedan SE, VIN listed

5.	Xerox Canada Ltd	The Windsor Star Postmedia Network Inc	672764823 – 20110907 1701 1462 1801 (5 years)	Equipment, Other

6.	Xerox Canada Ltd	Postmedia Network Inc Ottawa Flyer Force	667414188 – 20110131 1413 1462 7491 (4 years)	Equipment, Other

7.	Financialinx Corporation	Postmedia Network Inc.	664493796 – 20100916 1945 1531 2168 (4 years)	Consumer Goods, Equipment, Other, Motor Vehicles Amount Secured: $110,598, Date of Maturity: 31AUG2014 2011 Jaguar XJ, VIN listed

8.	BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	662815332 – 20100709 1336 1862 6917 (10 years)	Inventory, Equipment, Accounts, Other, Motor Vehicles

Secured Party(ies)	Debtor(s)	Reference File No. & Registration Number (Registration Period)	Collateral Classification	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
9. Xerox Canada Ltd	Postmedia Community Publishing, a div of Postmedia Network Inc Kingsville Reporter	672788358 – 20110908 1402 1462 1973 (5 years)	Equipment, Other

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Canada Corp.	680583213 – 20120809 1523 1590 5797 (8 years)	Inventory, Equipment, Accounts, Other, Motor Vehicles

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	662815332 – 20100709 1336 1862 6917 (10 years)	Inventory, Equipment, Accounts, Other, Motor Vehicles

BRITISH COLUMBIA

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 653868F Regn Date: July 9, 2010 Expiry: July 9, 2020	General Collateral: All of the present and after acquired personal property, including fixtures, and an uncrystallized floating charge on land, of the debtors and each of them.

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
Dueck Chevrolet Buick Cadillac GMC Limited (address and name of secured party changed from “Dueck Chevrolet Cadillac Hummer Limited” to “Dueck Chevrolet Buick Cadillac GMC Limited” on Sept. 27, 2011)	Postmedia Network Inc	Regn No.: 120949G Regn Date: April 29, 2011 Expiry: April 29, 2016	Vehicle Collateral: 2011 Chevrolet Traverse, VIN listed

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Inc.	Regn No.: 892943G Regn Date: August 9, 2012 Expiry: August 9, 2020

General Collateral:

All present and after-acquired personal property of the debtor, and all proceeds thereof. Proceeds: All goods, investment property, instruments, documents of title, chattel paper, intangibles or money now or hereafter forming proceeds of the foregoing collateral.

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 653868F Regn Date: July 9, 2010 Expiry: July 9, 2020	General Collateral: All of the present and after acquired personal property, including fixtures, and an uncrystallized floating charge on land, of the debtors and each of them.

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Canada Corp.	Regn No.: 892978G Regn Date: August 9, 2012 Expiry: August 9, 2020

General Collateral:

All present and after-acquired personal property of the debtor, and all proceeds thereof. Proceeds: All goods, investment property, instruments, documents of title, chattel paper, intangibles or money now or

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
hereafter forming proceeds of the foregoing collateral.

ALBERTA

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 10071229823 Regn Date: July 12, 2010 Expiry: July 12, 2020	General Collateral: All present and after-acquired personal property of the debtors

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 10071229876 Regn Date: July 12, 2010 Expiry: Infinity (Land Charge)

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Inc.	Regn No.: 12081025259 Regn Date: Aug. 10, 2012 Expiry: Aug. 10, 2020 (This registration covers a Trust Indenture)	General Collateral: All present and after-acquired personal property of the debtor

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Inc.	Regn No.: 12081311139 Regn Date: Aug. 13, 2012 Expiry: Infinity (Land Charge)

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 10071229823 Regn Date: July 12, 2010 Expiry: July 12, 2020	General Collateral: All present and after-acquired personal property of the debtors

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 10071229876 Regn Date: July 12, 2010 Expiry: Infinity (Land Charge)

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Canada Corp.	Regn No.: 12081025068 Regn Date: Aug. 10, 2012 Expiry: Aug. 10, 2020 (This registration covers a Trust Indenture)	General Collateral: All present and after-acquired personal property of the debtor

SASKATCHEWAN

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 300608552 Regn Date: July 9, 2010 Expiry: July 9, 2020	General Collateral: All of the Debtors’ present and after-acquired personal property. Proceeds: goods, chattel paper, investment properties, documents of title, instruments, money and intangibles.

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
Computershare Trust Company of Canada, as Collateral Agent Computershare Trust Company of Canada	Postmedia Network Inc.	Regn No.: 300908853 Regn Date: Aug. 9, 2012 Expiry: Aug. 9, 2020	General Collateral: All of the Debtor’s present and after-acquired personal property. Proceeds: goods, chattel paper, investment properties, documents of title, instruments, money and intangibles

Ernest Green & Son Ltd.	Leader-Post Postmedia Network Inc. The Regina Leader-Post Canwest Publishing Inc.	Regn No.: 300972521 Regn Date: January 9, 2013 Expiry: January 9, 2015	General Collateral: All consigned inventory as per Consignment Inventory Agreement	Amended on January 2, 2014 Amendment to renew the registration.

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 300608552 Regn Date: July 9, 2010 Expiry: July 9, 2020	General Collateral: All of the Debtors’ present and after-acquired personal property. Proceeds: goods, chattel paper, investment properties, documents of title, instruments, money and intangibles.

Computershare Trust Company of Canada, as Collateral Agent Computershare Trust Company of Canada	Postmedia Network Canada Corp.	Regn No.: 300908854 Regn Date: Aug. 9, 2012 Expiry: Aug. 9, 2020	General Collateral: All of the Debtor’s present and after-acquired personal property. Proceeds: goods, chattel paper, investment properties, documents of title, instruments, money and intangibles

MANITOBA

Secured Party(ies)	Debtor(s)	Registration Number (Registration Period)	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Inc.	Regn No.: 201213994307 Regn Date: Aug. 9, 2012 Expiry: Aug. 9, 2020	General Collateral: The security interest is taken in all of the debtor’s present and after acquired personal property.

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 201011235900 Regn Date: July 9, 2010 Expiry: July 9, 2020	General Collateral: The security interest is taken in all of the debtors’ present and after acquired personal property.

Computershare Trust Company of Canada, as Collateral Agent	Postmedia Network Canada Corp.	Regn No.: 201213994803 Regn Date: Aug. 9, 2012 Expiry: Aug. 9, 2020	General Collateral: The security interest is taken in all of the debtor’s present and after acquired personal property.

BNY Trust Company of Canada	Postmedia Network Inc. Postmedia Network Canada Corp. National Post Inc.	Regn No.: 201011235900 Regn Date: July 9, 2010 Expiry: July 9, 2020	General Collateral: The security interest is taken in all of the debtors’ present and after acquired personal property.

U.S. SEARCHES

Jurisdiction/ Search/ Currency	Secured Party(ies)	Debtor(s)	Registration Number/Date	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
Washington, DC – Recorder of Deeds

Jurisdiction/ Search/ Currency	Secured Party(ies)	Debtor(s)	Registration Number/Date	General Collateral Description	Amendments/Assignments Discharges/Renewals Transfers/Subordinations
	1. BNY Trust Company of Canada, as Collateral Agent	Postmedia Network Inc.	Reg. No.: 2010062734 Reg. Date: July 16, 2010 Exp. Date: July 16, 2015	All assets of the Debtor whether now owned or hereafter acquired.

	2. BNY Trust Company of Canada, as Collateral Agent	Postmedia Network Canada Corp.	Reg. No.: 2010062732 Reg. Date: July 16, 2010 Exp. Date: July 16, 2015	All assets of the Debtor whether now owned or hereafter acquired.

Exhibit “A”

SKATE ACQUISITION

It is intended that:

(a) The Borrower will acquire from Quebecor Media Inc. (the “Seller”) all of the issued and outstanding shares of a direct or indirect, subsidiary of the Seller to which all or a substantial portion of the assets related to the Seller’s Sun Media English language newspapers and Islington print facility will be transferred prior to closing (the “Acquisition”) pursuant to the terms and conditions of a purchase agreement between the Seller and the Borrower dated as of October 6, 2014, as amended, waived, supplemented or otherwise modified from time to time (the “Acquisition Agreement”); and

(b) In connection with the Acquisition, Postmedia Network Canada Corp. will seek to raise C$186,000,000 from the issuance and sale of equity, less any proceeds from asset sales that are permitted to be used to fund the Acquisition under the terms of the First Lien Note Documents; and

(c) The Borrower is seeking to obtain certain consents and amendments under the trust indenture dated August 16, 2012 (the “Indenture”) governing the First Lien Notes, which will include an amendment to permit the incurrence of senior secured indebtedness to partially finance the Acquisition (the “Consent Solicitation”); and

(d) Subject to obtaining the requisite consents from the first lien noteholders in the Consent Solicitation, the Borrower will issue subscription receipts for additional First Lien Notes resulting in gross proceeds of $140 million, which subscription receipts will be exchangeable without additional consideration upon closing of the Acquisition;

(e) the Borrower may use proceeds from the sale of its [REDACTED] [Commercially sensitive] facilities to fund a portion of the purchase price for the Acquisition, subject to the Consent Solicitation and the First Lien Note Documents; and

(f) [REDACTED] [Commercially sensitive].

The transactions described above, together with the transactions related thereto, are collectively referred to herein as the “Skate Acquisition”.

Exhibit 1.5(a)

Form of Notice of Borrowing

The Bank of Nova Scotia

62nd Floor, 40 King Street West

Toronto, Ontario M5W 2X6

Attention:     Manager

[Date]

Reference is made to that certain Revolving Credit Agreement dated as of October 16, 2014, between, inter alios, Postmedia Network Inc. (the “Borrower”), as borrower, The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”), the Lenders from time to time signatory thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

The Borrower hereby gives irrevocable notice, pursuant to Section 1.5(a) and subject to the provisions of Section 1.1 of the Credit Agreement, of its request for a Borrowing to be made on [Date]                     in the aggregate amount of [C$            ] comprised of (a) [C$            as a Canadian Prime Loan]; [and/or] (b) [C$            as a CDOR Rate Loan].

Aggregate Availability is calculated as set forth on Schedule A attached. [include a detailed calculation of Aggregate Availability].

[The Interest Period for this Borrowing shall commence on [—] and end on [—].]

The Borrower hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Borrowing(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom.

IN WITNESS WHEREOF, the Borrower has caused this Notice of Borrowing to be executed and delivered on behalf of the Borrower by its duly authorized officer(s) as of the date first set forth above.

POSTMEDIA NETWORK INC.

By:
Name:	—
Title:	—

Exhibit 4.2(a)

[Form Of]

Compliance Certificate

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Revolving Credit Agreement, dated as of October 16, 2014 (as heretofore amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among POSTMEDIA NETWORK INC., as Borrower, POSTMEDIA NETWORK CANADA CORP., as Guarantor (the “Company”), the Subsidiary Guarantors from time to time party thereto, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies in his/her capacity as a Responsible Officer of the Company (and not in his/her individual capacity) as follows:

1.	I am the duly elected, qualified and acting [—] of the Company.

2.	I have reviewed and am familiar with the contents of this Certificate.

3.	I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a reasonably detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).

4.	[The Financial Statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal interim accruals or adjustments and the absence of footnotes.][2]

5.	The examination described in paragraph 3 did not disclose, and I have no knowledge of, the existence of any Default during or at the end of the accounting period covered by the Financial Statements [except as set forth below].[3]

6.	[The Interest Coverage Ratio for the trailing twelve month period preceding the date hereof is [—]:[—].][4]

[2]	To be inserted in the case of Financial Statements delivered pursuant to Section 4.1(b) of the Credit Agreement.
[3]	To the extent a Default/Event of Default has occurred, the details thereof and any action taken or proposed to be taken with respect thereto must be provided.
[4]	To be inserted during any period where the Aggregate Availability is below $10,000,000 pursuant to Section 4.16 of the Credit Agreement. During such period, the Interest Coverage Ratio must exceed 1.40:1.00.

7.	No change in GAAP or in the application thereof that applies to the Company or any of its consolidated Subsidiaries has occurred since the later of [—] and the date of the prior Certificate delivered pursuant to Section 4.2(a) of the Credit Agreement.[5]

[Signature Page Follows]

[5]	To the extent a change has occurred, the effect of such change on the financial statements accompanying this certificate must be specified.

IN WITNESS WHEREOF, I have executed this Certificate this         day of                 , 20    .

Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of                     ,                     , and pertains to the period from                     ,         to                     ,         .

Exhibit 4.2(d)

Borrowing Base Certificate

As of

($M)

Total A/R, per aging		$[—]

NR Availability (from page 2)		$[—]

Less: Reserves (from page 3)		$[—]

Net Availability		$[—]
Facility Size		$[—]
Lesser of Availability and Facility Size		$[—]

Less Outstandings
Revolver Outstanding	$
L/C’s Outstanding	$
Swingline Outstanding	$

Total Outstanding		$

Total Net Availability		$[—]

This Borrowing Base Certificate (this “Certificate”) is furnished pursuant to that certain Revolving Credit Agreement, dated as of October 16, 2014 (as heretofore amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among POSTMEDIA NETWORK, INC., as Borrower, POSTMEDIA NETWORK CANADA CORP., as Guarantor (the “Company”), the Subsidiary Guarantors party thereto, the Lenders party thereto and THE BANK OF NOVA SCOTIA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies in his/her capacity as a Responsible Officer of the Company (and not in his/her individual capacity) as follows:

1. I am a duly elected, qualified and acting Responsible Officer of the Company.

2. I am familiar with the contents of the calculation of the Borrowing Base attached hereto, and such calculation is accurate and complete in all material respects as of the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate this     day of                 , 20    .

Borrowing Base Certificate

Postmedia Network Inc.

Borrowing Base Certificate

As of

($M)

Total A/R per Aging	$

Less Ineligibles:
> 90 days from invoice	$
Cross age @ 50%	$
Contras	$
Foreign	$
Affiliated	$
Government	$
Credit reclass	$
Extended terms	$
Concentration	$
Unearned	$
Bankrupt	$
Disputed	$
Other	$

Total Ineligibles	$

Eligible A/R	$
Advance Rate		85%
Available A/R	$

Less Reserves	$

Available A/R, Net	$

Borrowing Base Certificate

Postmedia Network Inc.

Borrowing Base Certificate

As of

($M)

Priority Payables Reserves

WEPP
3 months special pension payments and ER contribution
Unpaid GST
Other
Total Priority Payables	$

Other Reserves

Accrued Property Taxes
Dilution in excess of 5%
Other
Total Other Reserves	$

Total Reserves	$

Exhibit 8.4

Form of Assignment and Assumption

This Assignment Agreement (this “Agreement”) is made as of — by and between — (“Assignor Lender”) and — (“Assignee Lender”) and acknowledged and consented to by The Bank of Nova Scotia, as lender and administrative agent (the “Administrative Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Pursuant to that certain Revolving Credit Agreement dated as of October 16, 2014, between, inter alios, the Borrower, as borrower, the Administrative Agent and the Lenders from time to time signatory thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Assignor Lender has agreed to make certain Loans to Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below) and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Administrative Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

SECTION 1 - ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1	Assignment

Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2, [all/such percentage] of Assignor Lender’s right, title, and interest in the Revolving Loan, the Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Revolving Loan	C$	%

1.2	Delegation

Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/    %] of Assignor Lender’s Revolving Loan Commitment (such percentage representing a commitment of C$             ).

1.3	Acceptance by Assignee Lender

By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4	Effective Date

Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).

SECTION 2 - INITIAL PAYMENT AND DELIVERY OF NOTES

2.1	Payment of the Assigned Amount

Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon, Toronto time, on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.2	Payment of Assignment Fee

[Assignor Lender and/or Assignee Lender] will pay to Administrative Agent, for its own account in immediately available funds, not later than — (Toronto time) on the Effective Date, the assignment fee in the amount of $5,000 (the “Assignment Fee”) as required pursuant to Section 8.4 of the Credit Agreement.

SECTION 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Assignee Lender’s Representations, Warranties and Covenants

Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Administrative Agent:

(a)	This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)	The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)	Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)	Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of Borrower, has conducted its own evaluation of the Loans, the Loan Documents and Borrower’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Administrative Agent, and will continue to do so;

(e)	Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in Borrower;

(f)	As of the Effective Date, Assignee Lender, (i) does not require the payment of any increased costs under Section 9.2 of the Credit Agreement, and (ii) is a Person that is not a non–resident of Canada for the purposes of the Income Tax Act (Canada) and Assignee Lender will indemnify Administrative Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing.

3.2	Assignor Lender’s Representations, Warranties and Covenants

Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)	Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(i)	This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(ii)	The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(iii)	Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(iv)	Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(v)	This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

SECTION 4 - LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Administrative Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of Borrower or the performance or observance by Borrower of its obligations under any of the Loan Documents. Neither Assignor Lender nor Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Administrative Agent by Borrower. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Administrative Agent any fiduciary relationship in respect of the Assignee Lender.

SECTION 5 - FAILURE TO ENFORCE

No failure or delay on the part of Administrative Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

SECTION 6 - NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

SECTION 7 - AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Administrative Agent and Assignee Lender.

SECTION 8 - SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

SECTION 9 - HEADINGS

Section and Subsection headings in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

SECTION 10 - SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11 - APPLICABLE LAW

This Agreement will be construed in accordance with and governed by the laws of the Province of Ontario applicable to contracts made and performed in that Province.

SECTION 12 - COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:
Notice Address:	Notice Address:

ACKNOWLEDGED:

THE BANK OF NOVA SCOTIA, as Administrative Agent:

By:
Title:
Notice Address:

Acknowledged and consented to as of this     day of                 , 20    .

POSTMEDIA NETWORK INC.

By:
Name:
Title: